Exhibit 10.37

Execution Version

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale, dated as of November 20, 2024 (this “Purchase Agreement” or this “Agreement”), is by and between MASTERCARD FOUNDATION, a “charitable foundation” within the meaning of the Income Tax Act (Canada) (“Buyer”), on the one hand, and Trust Under the Kodak Retirement Income Plan (f/k/a Kodak Retirement Income Plan Trust) (“Seller”), on the other hand.

WITNESSETH:

WHEREAS, Seller owns the Portfolio Property (as hereinafter defined); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Portfolio Property, upon the terms and subject to the conditions set forth in this Purchase Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants, representations, warranties and indemnities contained in this Purchase Agreement, Buyer and Seller agree as follows:

1.
Definitions.

For purposes of this Purchase Agreement, the following terms not otherwise defined herein shall have the meanings set forth below:

(a)
“Act” shall mean the U.S. Securities Act of 1933, as amended.
(b)
“Additional Buyer’s Documents” shall mean all agreements, certificates, instruments and other documents to be executed and delivered by Buyer to the Seller, a Manager, a Fund (or any administrator thereof) or any affiliate of the foregoing pursuant to this Purchase Agreement, including, but not limited to, any assignment and assumption agreement or transfer agreement contemplated by this Purchase Agreement.
(c)
“Additional Seller’s Documents” shall mean all agreements, certificates, instruments and other documents to be executed and delivered by the Seller to the Buyer, a Manager, a Fund (or any administrator thereof) or any affiliate of the foregoing pursuant to this Purchase Agreement, including, but not limited to, any assignment and assumption agreement or transfer agreement contemplated by this Purchase Agreement.
(d)
“Advisory Committee” shall mean, with respect to any Fund, any advisory committee, advisory board or similar body, in each case, comprised of limited partners, shareholders, unitholders, or members of such Fund and established pursuant to the terms of the Portfolio Property Agreements associated with such Fund.
(e)
“Advisory Committee Material” shall mean, with respect to any Fund, any notice, agenda, consent solicitation, voting record, minutes, resolutions, material or other document that is provided to members of such Fund’s Advisory Committee and/or to the Fund’s investors that designated any such member of the Advisory Committee in their capacities as such that are not provided to such Fund’s investors generally (including, for the avoidance of doubt, any such notice, agenda, consent solicitation, voting record, minutes, resolutions, material or other document provided to Seller pursuant to a side letter or other agreement granting Seller a right to receive copies thereof).
(f)
“AIV” shall mean, with respect to a Fund, an alternative investment vehicle, parallel vehicle or similar partnership or other investment entity (including, without limitation, a corporation or entity treated as a corporation) in which Seller has an interest, established pursuant to a Portfolio Property Agreement to make one or more investments, in parallel with, or in lieu of such investment being made by, such Fund.
(g)
“Approvals” shall mean all notices, legal opinions, consents, approvals, amendments, waivers and modifications required pursuant to the terms of any of the Portfolio Property Agreements or pursuant to such other documents with respect to any Interest to which the Seller is a party or bound (and not waived by the Manager of the applicable Fund) in order to permit the transactions contemplated by this Purchase Agreement and shall include, without limitation, with respect to the transfer of each Interest by the Seller to Buyer, the waiver of (or expiration without any exercise) all prohibitions on transfer, the waiver (or expiration without any exercise) of all rights of first refusal, rights of co-sale, rights of first offer or similar rights, and the delivery of all required consents (if any) by the Manager of the applicable Fund to the transfer of such Interest to Buyer and the admission of Buyer as a limited partner, shareholder, unitholder, member, or the equivalent of such Fund.
(h)
“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required by law to be closed in New York, New York.
(i)
“Buyer” shall have the meaning set forth in the preamble.
(j)
“Buyer’s Knowledge” shall mean the actual knowledge of [* * *].
(k)
“Buyer Excess Joint Liability” shall have the meaning set forth in Section 7(c)(iii).
(l)
“Campbell Lutyens” shall mean Campbell Lutyens & Co. Ltd.
(m)
“Capital Account Balance” shall mean, with respect to the Seller and each Fund, the Seller’s capital account balance in such Fund with respect to the applicable Interest (or, if such Fund is not required under applicable law to maintain capital accounts and does not maintain capital accounts, the net asset value of the applicable Interest held by Seller in such Fund) as determined by the applicable Manager of such Fund and reported on the financial statements of such Fund, as of the Cut Off Date, as set forth in Schedule I.
(n)
“Capital Commitment” shall mean with respect to the Seller and each Fund, the aggregate amount that the Seller has committed to contribute or pay to such Fund with respect to the applicable Interest (including any Remaining Capital Commitment and/or Capital Contribution with respect to such Interest, but excluding any obligation to return prior distributions to such Fund or other similar obligations). For the avoidance of doubt, in the event that any Fund requires the entirety of any subscription amount in respect of an Interest to be contributed on the date of such subscription (rather than drawn down over time), the term “Capital Commitment” with respect to such Interest shall be interpreted accordingly (i.e., such Capital Commitment shall reflect the entirety of such subscription amount, excluding any obligation to return prior distributions to such Fund or other similar obligations).
(o)
“Capital Contribution” shall mean with respect to the Seller, any Fund, and any corresponding Interest in such Fund, the amount of the Seller’s Remaining Capital Commitment to such Fund that has been paid (or deemed paid to such Fund under the corresponding Portfolio Property Agreements) by or on behalf of the Seller with respect to such Interest after the Cut Off Date and on or prior to the applicable Closing Date, all as set forth in Schedule II (as the same may be amended by the Seller in the applicable Pre-Closing Notice to reflect each Capital Contribution made or deemed made under the corresponding Portfolio Property Agreements or expected to be made or deemed made under the corresponding Portfolio Property Agreements (provided that, for greater certainty, this definition of “Capital Contribution” shall only be inclusive of those Capital Contributions actually paid or deemed paid by or on behalf of the Seller under the corresponding Portfolio Property Agreements on or prior to the applicable Closing Date) between the date of this Purchase Agreement and such Closing Date), but excluding any capital contributions in respect of Excluded Obligations. If a Capital Contribution is paid by the Seller to a Fund in a currency other than U.S. Dollars, such Capital Contribution for purposes of this Purchase Agreement shall be the U.S. Dollar amount obtained by converting the non-U.S. Dollar currency at the Exchange Rate as of the date of payment (or in respect of any such Capital Contribution scheduled subsequent to the delivery of the applicable Pre-Closing Notice but prior to the applicable Closing, the date of the relevant notice received from the applicable Manager and/or Fund).
(p)
“Clawback Obligation” shall mean an obligation or liability relating to any Interest transferred to Buyer under any Portfolio Property Agreement arising on or prior to the twenty-four (24) month anniversary of the applicable Closing by operation of any “limited partner clawback,” “all partner clawback,” or other similar obligation, or as required by applicable law, to disgorge, in whole or in part, or otherwise pay, contribute or return, for purposes other than re-investment or paying operating expenses or management fees as may be permitted by such Portfolio Property Agreement (which operating expenses or management fees were due or accrued in respect of any period on or after the Cut Off Date), the amount of any Distribution (whether such contribution, return or repayment obligation shall be effected by repayment, drawdown, deduction from any capital account, or set-off against any subsequent Distribution, or otherwise) made (or deemed under the applicable Portfolio Property Agreement to have been made) to Seller with respect to such Interest in accordance with the applicable Portfolio Property Agreement from the applicable Fund on or prior to the Cut Off Date.
(q)
“Closing” shall have the meaning set forth in Section 3.
(r)
“Closing Date” shall have the meaning set forth in Section 3.
(s)
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(t)
“Cut Off Date” shall mean, with respect to each Interest, the date set forth opposite the name of the relevant Fund relating to such Interest on Schedule I under the heading “Cut Off Date”.
(u)
“Damages” shall have the meaning set forth in Section 12(a).
(v)
“Distributions” shall mean, without duplication, with respect to any Interest (i) all proceeds paid or made or deemed paid or made to Seller from the sale, assignment, transfer, conversion, exchange, disposition, redemption, exercise, repayment, waiver, release, compromise, settlement or satisfaction of such Interest after the Cut Off Date and on or prior to the Closing Date applicable to the transfer of such Interest (other than, for the avoidance of doubt, any payments made, deemed made, or to be made by Buyer hereunder in respect of an Interest Purchase Price pursuant to Section 4), and (ii) all distributions, dividends, interest and payments of cash, Securities or other property paid or made or deemed paid or made to Seller from the applicable Fund with respect to or in connection with such Interest after the Cut Off Date and on or prior to the Closing Date applicable to the transfer of such Interest, all as set forth in Schedule II (as the same may be amended by the Seller in the applicable Pre-Closing Notice to reflect each Distribution paid or made or deemed paid or made or expected to be made (provided that, for greater certainty, this definition of “Distributions” shall only be inclusive of those Distributions actually paid or made or deemed paid or made to Seller under the corresponding Portfolio Property Agreements on or prior to the applicable Closing Date), between the date of this Purchase Agreement and such Closing Date). For purposes of this definition, (A) the value of all “in-kind” payments, dividends or other non-cash Distributions shall be the value assigned thereto as of the time of any such Distribution by the applicable Manager in accordance with the applicable Portfolio Property Agreement, (B) amounts that otherwise would have been distributed to the Seller but for withholding or deduction of any Taxes attributable to the Seller or an Interest (including taxes of any AIVs or “blocker corporations” that are treated as distributed under the relevant Portfolio Property Agreement) shall be treated as distributed to the Seller, and (C) if a Distribution is received by the Seller from a Fund in a currency other than U.S. Dollars, the amount of such Distribution for purposes of this Purchase Agreement shall be the U.S. Dollar amount obtained by converting the non-U.S. Dollar currency into U.S. Dollars at the Exchange Rate as of the date of distribution (or in respect of any such Distribution scheduled subsequent to the delivery of the applicable Pre-Closing Notice but prior to the applicable Closing, the date of the relevant notice received from the applicable Manager and/or Fund). Notwithstanding anything in this Purchase Agreement to the contrary amounts received by Seller with respect to or in connection with the Interests that are in the nature of refunds or reimbursements attributable to taxes borne by Seller shall not be included within the term “Distributions,” and Seller shall have no obligation to Buyer with respect to any such amounts.
(w)
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.
(x)
“Estimated Interest Purchase Price” shall have the meaning set forth in Section 4(d).

(y)
“Exchange Rate” shall mean the rate of exchange between the applicable foreign currency and U.S. Dollars as reported by Bloomberg L.P. as of the close of business in New York City, New York on the applicable date.
(z)
“Excluded Interests” shall mean any Interest (or portion thereof): (i) with respect to which the Seller is unable to obtain the necessary Approvals prior to the applicable Closing Date for the sale, assignment and transfer to Buyer of such Interest as contemplated by this Purchase Agreement; (ii) that the Seller and Buyer have mutually agreed to exclude from the transactions contemplated by this Purchase Agreement; or (iii) which has been purchased by a third party other than the Buyer pursuant to a right of first refusal, right of co-sale, or right of first offer (or similar right) pursuant to any Portfolio Property Agreement or in accordance with any Portfolio Contractual Right. Furthermore, to the extent that either (x) the applicable Manager confirms in writing that any Interest being sold by Seller to Buyer hereunder represents an ownership percentage equal to or greater than 20% of the limited partner interests, shares, membership units, or other equity interests issued by any Fund, or (y) Buyer does not receive information, documentation or representations from Manager, Seller or any agent thereof in respect of any Fund satisfactory to Buyer acting in good faith to determine that any Interest being sold by Seller to Buyer hereunder represents an ownership percentage less than 20% of the limited partner interests, shares, membership units, or other equity interests issued by such Fund, the portion of such Interest that equals or exceeds such ownership percentage shall constitute an “Excluded Interest” for all purposes of this Purchase Agreement.
(aa)
“Excluded Obligations” shall have the meaning set forth in Section 3(e).
(bb)
“Final Closing” shall refer to the Closing at which the last Portfolio Property to be transferred under this Purchase Agreement has been transferred.
(cc)
“Final Closing Date” shall refer to the date on which the last Portfolio Property to be transferred under this Purchase Agreement is transferred, but which shall be no later than the Final Closing Deadline.
(dd)
“Final Closing Deadline” shall mean April 10, 2025, except as may otherwise be extended upon the mutual agreement of Buyer and Seller; provided that if any Manager does not grant its consent to the transfer of any Interest from Seller to Buyer on or before the Final Closing Deadline due to concern regarding qualification for the lack of actual trading safe harbor from Publicly Traded Partnership treatment under Treas. Reg. Section 1.7704-1(j), the Final Closing Deadline for such Interest shall automatically be extended to January 9, 2026.
(ee)
“Funds” shall mean the issuers of the Interests as set forth on Schedule I. For the avoidance of doubt, a Fund shall include (i) each issuer through which Seller has an interest or otherwise participated in connection with a Liquidity Opportunity with respect to such Fund that closed at any time following the date hereof and prior to the relevant Closing relating to the applicable Interest or portion thereof and (ii) each AIV (associated with such Fund) in which Seller participates in respect of the applicable Interest or portion thereof.

(ff)
“Hedge Fund” shall mean any Fund that is an open-ended fund, hedge fund, or other similar fund that generally provides redemption, liquidity, or withdrawal rights to investors in the ordinary course, as set forth on Schedule I.
(gg)
“Indemnitee” shall have the meaning set forth in Section 12(d)(i).
(hh)
“Indemnitor” shall have the meaning set forth in Section 12(d)(i).
(ii)
“Interest Purchase Price” shall have the meaning set forth in Section 4(a).
(jj)
“Interests” shall mean the applicable portions of the limited partner interests, shares, membership units, or other equity interests in the Funds owned by the Seller that are set forth on Schedule I, as well as any corresponding interests owned by Seller in any associated AIV or any other issuer pursuant to a Liquidity Opportunity. For the avoidance of doubt, any shares, membership units, limited partner interests, or other equity interests held by Seller in any Fund, to the extent corresponding to the portion of any capital commitment of the Seller to such Fund that is in excess of the amount of the Capital Commitment described on Schedule I with respect to such Fund, shall not constitute an “Interest” hereunder.
(kk)
“Investment Lien” shall mean any Lien pertaining to the sale, assignment, disposition or transfer of the Interests (including any consents or approvals of transfers, rights of first refusal, rights of co-sale, rights of first offer, and similar rights) arising under any Portfolio Property Agreement.
(ll)
“Lien” shall mean any lien, pledge, claim, security interest, encumbrance, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise.
(mm)
“Liquidity Opportunity” shall mean, with respect to any Fund, a transaction initiated or facilitated by the applicable Manager whereby investors in such Fund are offered liquidity with respect to their investments in such Fund, or certain specified investments of the Fund, whether by tender offer, the offer to participate in a continuation vehicle or other similar transaction, with or without the option to convert their interest into an interest in a new vehicle managed by the same Manager or an affiliate thereof.
(nn)
“Manager” shall mean with respect to each Fund, the general partner(s), managing member(s), manager(s), director(s), controlling person, or other sponsor(s) which controls such Fund and any corresponding AIV.
(oo)
“Manager Indemnification Provision” shall mean, with respect to any Interest and the related Fund, any provision under any assignment and assumption or transfer agreement with respect to the transfer of such Interest to Buyer that requires Buyer and/or Seller to indemnify such Fund, its Manager, any management agent of such Fund, or any officer, director, shareholder, partner, member or other similar related person of such Manager and/or management agent of such Fund.
(pp)
“Maximum Amount” shall have the meaning set forth in Section 12(c)(i) hereto.

(qq)
“MFAM” shall mean Mastercard Foundation Asset Management Corporation, the investment manager of the Buyer.
(rr)
“NEPC” shall mean NEPC, LLC (which is currently an investment adviser to the Seller).
(ss)
“OFAC” shall mean the United States Department of the Treasury Office of Foreign Assets Control.
(tt)
“Permitted Liens” shall mean Investment Liens, restrictions under applicable non-U.S. and U.S. federal and state securities laws, rules and regulations, and any Liens created by Buyer or any of its affiliates, members, shareholders, or partners (in connection with a financing or otherwise).
(uu)
“Portfolio Contractual Right” shall mean with respect to the Seller, any contractual right of the Seller under any of the Portfolio Property Agreements (or otherwise) relating to an Interest, to the extent the Seller has such rights and to the extent such rights are transferable, including, without limitation: (i) rights to be represented on committees of the Funds; (ii) rights of first refusal on issuances of additional limited partner interests, membership units, or shares of the Funds; (iii) rights of first refusal, first offer and co-sale among investors of the Funds; and (iv) rights to receive financial and other information from the Funds.
(vv)
“Portfolio Property” shall mean all of the Interests and all Portfolio Property Agreements, including all of the Portfolio Contractual Rights, relating to the Interests.
(ww)
“Portfolio Property Agreement” shall mean any agreement, instrument and document to which the Seller is a party that governs or regulates the terms of the Seller’s ownership of an Interest, including subscription agreements, partnership agreements (in the case of limited partnerships or similar structures), operating agreements and limited liability company agreements (in the case of limited liability companies or similar structures), and memorandums or articles of incorporation, bylaws, and shareholders agreements (in the case of corporations or similar structures), in each case, as amended, modified or supplemented and in effect, but excluding (i) any agreement between the Seller and its consultants, agents and employees, (ii) any side letter, letter agreement or similar agreement entered into or given by or on behalf of the Fund or any Manager pertaining to the Portfolio Property and to which the Seller is a party, and (iii) any Advisory Committee Material (for the avoidance of doubt, the documents in clauses (i)-(iii) of this definition shall be provided to Buyer and the rights and obligations thereunder shall not be assigned to Buyer hereunder).
(xx)
“Pre-Closing Notice” shall have the meaning set forth in Section 3(b) hereto.
(yy)
“Purchase Agreement” shall have the meaning set forth in the preamble.
(zz)
“Remaining Capital Commitment” shall mean with respect to the Seller and each Fund, the amount of the Seller’s Capital Commitment to such Fund with respect to the applicable Interest that remains available for drawdown as of the Cut Off Date, as shown on Schedule I.

(aaa)
“Representatives” shall have the meaning set forth in Section 5(h).
(bbb)
“Revised Interest Purchase Price” shall have the meaning set forth in Section 4(d).
(ccc)
“Schedule” and “Schedules” shall have the meaning set forth in Section 17(p).
(ddd)
“Securities” shall have the meaning ascribed to that term in the Act.
(eee)
“Seller” shall have the meaning set forth in the preamble.
(fff)
“Seller Excess Joint Liability” shall have the meaning set forth in Section 7(c)(iv).
(ggg)
“Seller’s Knowledge” shall mean the actual knowledge of [* * *].
(hhh)
“Taxes” shall mean all income, sales (including bulk sales), use, transfer (including real property transfers or gains), value added, withholding, filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar taxes or other governmental charges, together with any interest, additions or penalties with respect thereto.
(iii)
“Third Party Claim” shall have the meaning set forth in Section 12(d)(i).
(jjj)
“Threshold” shall have the meaning set forth in Section 12(c)(i) hereto.
(kkk)
“Transfer Taxes” shall mean all sales (including bulk sales), use, transfer (including real property transfers), value added, filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes or fees (other than any fees and expenses of a Manager or a Fund which shall be governed by Section 17(a)), together with any interest, additions or penalties with respect thereto, but for clarity shall not include any income, capital gains or similar taxes.
(lll)
“Treasury Regulations” shall mean the regulations, including temporary regulations, promulgated by the Department of Treasury under the Code, as such regulations are in effect from time to time.
(mmm)
“Withholding Tax Refund” shall have the meaning set forth in Section 16(b).
2.
Sale and Purchase of Interests.
(a)
Subject to the terms and conditions of this Purchase Agreement, and in reliance on the representations, warranties and agreements set forth in this Purchase Agreement, at the Closing with respect to each Interest, (a) the Seller shall sell, assign, transfer and deliver to Buyer free and clear of Liens except Permitted Liens, and Buyer shall purchase and acquire from the Seller, (i) all of the Seller’s right, title and interest in each such Interest and (ii) all of Seller’s other rights, claims and causes of actions under the relevant Portfolio Property Agreements, and (b) Buyer shall assume and perform from and after such Closing all liabilities, duties and obligations of the Seller with respect to such Interest under the Portfolio Property Agreements with respect to such Interest, except for Excluded Obligations. Each Interest to be sold, assigned and transferred by the Seller and purchased by Buyer is set forth on Schedule I hereto. At any time following the date hereof, upon an Interest (or portion thereof) becoming an Excluded Interest, such Interest (or applicable portion thereof constituting an Excluded Interest) shall be deemed removed from Schedule I hereto and shall no longer be subject to the sale and purchase contemplated hereby. Notwithstanding this Section 2, but subject to Section 7(b)(i), if at any time following the date hereof and prior to the Closing, an Interest or a portion thereof is converted into securities issued by another investment vehicle in connection with any Liquidity Opportunity, such securities shall be deemed to comprise part of such Interest and included on Schedule I hereto.
(b)
[* * *]
3.
Closing.
(a)
The closing of the purchase and sale of each Interest as contemplated by this Purchase Agreement (in each case, a “Closing”) shall take place via electronic delivery of executed documents, either (i) on such date as set forth in a Pre-Closing Notice delivered by Seller to Buyer, or (ii) on such date as Buyer and Seller may mutually agree, in each case after all the conditions set forth in Section 8 and Section 9 are satisfied or waived with respect to an Interest being transferred on such date (other than any such conditions which by their nature are to be satisfied at Closing but subject to their satisfaction or waiver at Closing) (in each case, a “Closing Date”). If any condition in Section 8 or Section 9 is not satisfied in any respect or is not duly waived at such Closing, the party whose obligations are subject to such condition may extend the Closing Date but not past the Final Closing Deadline (during which extension the other party shall use all reasonable efforts to cause all such conditions to be satisfied in all respects). If all conditions are determined to be satisfied or are duly waived at a Closing (whether or not delayed), such Closing shall be consummated. Buyer and Seller agree that the purchase and sale of Portfolio Property contemplated by this Purchase Agreement may take place at more than one Closing on or prior to the Final Closing Deadline.
(b)
At least three (3) Business Days prior to each Closing, the Seller shall deliver to the Buyer a notice (which may be by electronic mail), substantially in the form of Exhibit C hereto (a “Pre-Closing Notice”) (i) specifying the related Closing Date, (ii) setting forth the calculation of the Interest Purchase Price of each Interest to be transferred on such Closing Date, including the aggregate amount of all Capital Contributions and Distributions included in such determination as set forth in Section 4 (subject to adjustment pursuant to Section 4(a)), and (iii) including wire instructions for the account(s) designated by the Seller to which such Interest Purchase Price shall be paid. Notwithstanding the foregoing, following the delivery to the Buyer of a Pre-Closing Notice with respect to any Closing, the Seller and the Buyer may, subject to the terms of this Purchase Agreement, mutually postpone the applicable Closing Date, and the Seller may update the Pre-Closing Notice in respect of any Capital Contributions and/or Distributions included in the calculation of the applicable Interest Purchase Price(s) by delivering to the Buyer prior to such Closing an additional Pre-Closing Notice that relates to the Portfolio Property to be transferred.
(c)
At each Closing, Buyer shall deliver to the Seller (i) the Interest Purchase Price attributable to the Interests being transferred by the Seller in connection with such Closing,

determined and adjusted in accordance with Section 4 and net of any withholding taxes permitted to be deducted and withheld in accordance with Section 4(e), (ii) the certificates and other documents referred to in Section 8 to be delivered by Buyer as a condition to the consummation of the transactions contemplated under this Purchase Agreement, (iii) all executed assignment and assumption or transfer agreements with respect to the Interests being transferred to Buyer in connection with such Closing, and (iv) if not theretofore delivered, all other instruments and documents required by the relevant Fund to be delivered by Buyer as a condition to the consummation of the transactions contemplated under this Purchase Agreement.
(d)
At each Closing, except as otherwise provided in Section 14, the Seller shall deliver or cause to be delivered to Buyer (i) all assignment and assumption or transfer agreements executed by Seller pursuant to which the Seller shall convey the Interests it is transferring to Buyer in connection with such Closing, (ii) the certificates and other documents referred to in Section 9 to be delivered by the Seller as a condition to the consummation of the transactions contemplated under this Purchase Agreement, and (iii) if not theretofore delivered, all other instruments and documents required by the relevant Fund to be delivered by Seller as a condition to the consummation of the transactions contemplated under this Purchase Agreement.
(e)
At each Closing with respect to an Interest, pursuant to the terms and conditions of this Purchase Agreement, and pursuant to the assignment and assumption or transfer agreement relating to such Interest being transferred in connection with such Closing, Buyer shall assume all of the obligations and liabilities, without limitation, of the Seller with respect to such Interest from and after such Closing under the applicable Portfolio Property Agreements with respect to such Interest, including, without limitation, the obligation to fund the unpaid portion of the Capital Commitment related to such Interest. Notwithstanding the foregoing, Buyer shall not assume, directly or indirectly, and shall not in any way be or become responsible for, and the Seller shall remain responsible for obligations or liabilities relating to each Interest (i) arising from the breach by the Seller of representations, warranties, or covenants made by the Seller under the relevant Portfolio Property Agreements with respect to such Interest, (ii) which arise, accrue or relate to the period prior to the Closing Date with respect to such Interest and result from acts or omissions of Seller (excluding any Remaining Capital Commitment or any action or omission taken or not taken with the consent of the Buyer), (iii) arising by operation of any Clawback Obligation with respect to such Interest, (iv) attributable to any Tax liabilities of Seller (1) relating to its ownership of such Interest up to and including the Closing Date with respect to such Interest or for which Seller has been or is after the Closing Date with respect to such Interest assessed as liable to pay by a governmental agency for any period up to and including the Closing Date (including any liabilities for withholding taxes with respect to distributions or allocations to Seller, any audit adjustments with respect to such Interest attributable to the period on or before the Closing Date, and any amounts paid by or imposed on an AIV or “blocker corporation” in respect of taxes attributable to the period on or before the Closing Date) or (2) relating to the sale by Seller of such Interest (including the portion of Transfer Taxes for such Interest borne by Seller pursuant to Section 10(c) and any withholding liability of Buyer to the U.S. Internal Revenue Service in connection with Sections 1445 and 1446(f) of the Code if any appropriate withholding was not made by Buyer at the applicable Closing although such withholding would be legally required) other than any Transfer Taxes assumed by Buyer pursuant to this Purchase Agreement), (v) relating to any Excluded Interest, (vi) with respect to the Interest pursuant to agreements entered into by Seller other than the Portfolio Property Agreements, and/or (vii) to pay (or make capital contributions for) or otherwise be responsible for any management fees, carried interest or equivalent payments that were due and payable under the relevant Portfolio Property Agreement governing the relevant Interest on or before the Cut Off Date, but payment of which was deferred or waived to a point in time after the Cut Off Date to the extent such deferred or waived amounts were not reflected as reductions in the Capital Account Balance of the relevant Fund as of the Cut Off Date (collectively, “Excluded Obligations”).
(f)
Buyer acknowledges that certain Portfolio Contractual Rights and certain rights granted to the Seller by a Fund under a Portfolio Property Agreement or a side letter (or similar arrangement) may be specific to the Seller and may not be transferrable and that the grant of such rights to Buyer in connection with the Buyer’s purchase of an Interest pursuant to Purchase Agreement shall be subject to the consent of the Fund or its Manager, which consent may be granted or withheld in the Fund’s or Manager’s discretion. Buyer further acknowledges and agrees that failure to obtain such consent shall not (i) affect the Buyer’s obligations hereunder, (ii) entitle Buyer to any remedies under this Purchase Agreement or otherwise, or (iii) classify the relevant Interest as an Excluded Interest.
4.
Purchase Price.
(a)
The purchase price for each Interest (the “Interest Purchase Price”) shall be equal to the amount in U.S. Dollars set forth opposite the name of the relevant Fund relating to such Interest on Schedule I under the heading “Purchase Price Allocation,” as increased or decreased in accordance with this Section 4(a). The Interest Purchase Price for an Interest transferred to Buyer by the Seller shall be adjusted as follows: (i) the Interest Purchase Price for such Interest shall be increased by an aggregate amount equal to the sum of all Capital Contributions to the relevant Fund with respect to such Interest, and (ii) the Interest Purchase Price for such Interest shall be reduced by an aggregate amount equal to the sum of all Distributions by the relevant Fund with respect to such Interest. No amount shall be payable in respect of any portion of any Interest that becomes an Excluded Interest (which means that the Interest Purchase Price for an Interest shall be proportionately reduced to reflect the portion of such Interest that becomes an Excluded Interest). In the event that the amount set forth under the column “Purchase Price Allocation (in Fund Currency)” on Schedule I with respect to any Interest is not denominated in U.S. Dollars, such amount will be converted into U.S. Dollars at the Exchange Rate on the applicable Cut Off Date with respect thereto as set forth under the column “Purchase Price Allocation (in U.S. Dollars)” on Schedule I.
(b)
On each Closing Date, Buyer shall pay the Seller the applicable Interest Purchase Price related to each Interest being sold by Seller to Buyer on such Closing Date in U.S. Dollars, as set forth in the Pre-Closing Notice. Such payments shall be made in U.S. Dollars by wire transfer of immediately available funds (and gross of any of Buyer’s wiring, banking or similar expenses) to the Seller’s account designated on Schedule III (or to the Seller’s account designated in the Pre-Closing Notice, if different).
(c)
The amounts payable at any Closing by Buyer in respect of the Interest to be purchased by, and transferred and assigned by the Seller to, the Buyer at such Closing shall be calculated by the Seller in accordance with the principles expressed in Section 4(a) on the basis of the information available to the Seller at the time of calculation, and the amount of any adjustment thereto which is payable after such Closing shall be calculated in accordance with the principles of Section 4(d).
(d)
In the event that, within forty five (45) days after any Closing with respect to any Interest, Seller or Buyer becomes aware that the Interest Purchase Price paid by Buyer with respect to such Interest transferred to Buyer as of such Closing (the “Estimated Interest Purchase Price”) is less than or more than the Interest Purchase Price with respect to such Interest that should have been paid had Buyer and the Seller been aware of all Capital Contributions with respect to such Interest paid and Distributions with respect to such Interest received after the Cut Off Date and on or prior to such Closing (the “Revised Interest Purchase Price”), then Seller shall notify Buyer or Buyer shall notify Seller, as applicable, in writing thereof, in which case:
(i)
if the Revised Interest Purchase Price with respect to such Interest is more than the Estimated Interest Purchase Price with respect to such Interest, the Buyer shall within twenty (20) days after such notice pay to the Seller an amount equal to the underpayment by wire transfer of immediately available funds in U.S. Dollars to the bank account designated by the Seller on Schedule III (or to the Seller’s account designated in the applicable Pre-Closing Notice, if different); and
(ii)
if the Revised Interest Purchase Price with respect to such Interest is less than the Estimated Interest Purchase Price with respect to such Interest, the Seller shall within twenty (20) days after such notice pay to the Buyer an amount equal to the overpayment by wire transfer of immediately available funds in U.S. Dollars to the bank account designated by Buyer to the Seller.
(e)
Notwithstanding anything in this Purchase Agreement to the contrary, Buyer shall be not deduct and withhold any amounts from any payment pursuant to this Purchase Agreement except to the extent Buyer is required to deduct and withhold such amounts under applicable law. Any amounts deducted or withheld in accordance with this Purchase Agreement and paid over to the appropriate governmental authority shall be considered for all purposes of this Purchase Agreement as having been paid to the applicable person in respect of which such deduction or withholding was made. Buyer shall use commercially reasonable efforts to cooperate with Seller to minimize or reduce any withholding or deduction of Taxes or other governmental charges (to the extent such withholding or deduction is required by law) and shall use commercially reasonable efforts to provide Seller with written notice of such required withholding or deduction as promptly as commercially practicable after becoming aware of such requirement, in each case other than any withholding that is resulting from the failure to provide a certificate referred to in Section 9(h). Notwithstanding anything to the contrary in this Purchase Agreement, Buyer shall not withhold on any amounts payable to Seller with respect to an Interest pursuant to Sections 1445 or 1446(f) of the Code to the extent that Seller provides to Buyer a duly executed and properly completed U.S. Internal Revenue Service Form W-9 pursuant to Section 9(h).
(f)
Seller and Buyer agree to file all tax returns in a manner consistent with the allocation of the Interest Purchase Prices set forth in Schedule I.

5.
Representations and Warranties of the Seller.

The Seller hereby represents and warrants to Buyer, as of the date of this Purchase Agreement and as of each Closing Date, as follows:

(a)
Authorization. The Seller is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of formation. The Seller has the requisite power and authority to enter into, execute and deliver this Purchase Agreement and each of the Additional Seller’s Documents to which it is a party and, upon receipt of the applicable Approvals, to perform all of the obligations to be performed by it hereunder and thereunder. The execution and delivery by the Seller of this Purchase Agreement and each of the Additional Seller’s Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Seller. This Purchase Agreement has been, and each of the Additional Seller’s Documents to which it is a party will have been at the applicable Closing, duly executed and delivered by it, and this Purchase Agreement constitutes, and each of the Additional Seller’s Documents to which it is a party will constitute at the applicable Closing, the valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
(b)
Title to Interest. The Seller is the legal and beneficial owner of all right, title and interest in and to the Portfolio Property to be transferred by Seller to Buyer at the Closing, free and clear of all Liens other than Permitted Liens. Seller was the original purchaser of each Interest from the applicable Fund and has been the legal and beneficial owner of each Interest since the date on which it purchased such Interest from the applicable Fund. Except as otherwise required in Section 14, upon delivery of an Interest to Buyer and payment to the Seller of the Interest Purchase Price (as adjusted in accordance with Section 4) for such Interest, Buyer will acquire such Interest free and clear of all Liens other than Permitted Liens.
(c)
No Conflicts. Neither the execution and delivery of this Purchase Agreement or the Additional Seller’s Documents to which it is a party nor the performance or consummation of the transactions contemplated hereby or thereby by the Seller will conflict with, result in the breach of, or constitute a default under or accelerate the performance required by the terms of: (i) any law, rule or regulation of any government or governmental or regulatory agency applicable to the Seller; (ii) any judgment, order, writ, decree, permit or license of any court or governmental or regulatory agency to which the Seller is subject; (iii) subject to obtaining the Approvals, any Portfolio Property Agreement or other contract, agreement, commitment or instrument to which Seller is a party or by which it or any of its assets is bound; or (iv) Seller’s constituent documents or other governing instruments (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing). Except for the Approvals, execution and delivery of this Purchase Agreement and the Additional Seller’s Documents by the Seller and the performance and consummation of the transactions contemplated hereby or thereby do not require any registration, filing, qualification, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit or license to which the Seller is subject.

(d)
Agreements and Commitments.
(i)
To the Seller’s Knowledge, the Seller has furnished to Buyer copies of all Portfolio Property Agreements relating to the Interests that are in the Seller’s actual possession. Other than this Purchase Agreement, the Additional Seller’s Documents to which it is a party, the subscription agreements, partnership agreements (in the case of limited partnerships or similar structures), operating agreements and limited liability company agreements (in the case of limited liability companies or similar structures), and memorandums or articles of incorporation, bylaws, and shareholders agreements (in the case of corporations or similar structures), in each case, as amended, modified or supplemented and in effect, any side letter, letter agreement or similar agreement pertaining to the Portfolio Property to which the Seller is a party, and any documents referenced in any of the foregoing, the Seller, to Seller’s Knowledge, is not a party to any other contract, agreement or commitment with respect to the Interests that adversely affects the Interests.
(ii)
The Seller has timely contributed to the capital of the Funds with respect to the Interests all amounts which it was required to contribute pursuant to capital calls or any other notices issued in accordance with the terms of the applicable Portfolio Property Agreements and the Seller has paid all management fees due and payable by it pursuant to capital calls or any other notices issued in accordance with the terms of the relevant Portfolio Property Agreements. Except for the Capital Commitments Seller has not made any voluntary capital contributions to any of the Funds in which it owns an Interest nor have any been made on behalf of it.
(iii)
The Seller (A) has not received written notice from any Fund (or its Manager) since the Cut Off Date that the Seller is actually required to return any Distributions or portions of Distributions previously received by it from such Fund pursuant to a Clawback Obligation, (B) is not in default under or in breach of any Portfolio Property Agreement related to such Fund, nor to Seller’s Knowledge is there any reasonable basis for any valid claim of such a default or breach, and (C) has participated in each investment made by the Funds and has not opted out or been excluded, voluntarily or, to the Seller’s Knowledge, involuntarily, from any investment of any Fund pursuant to the terms of any Portfolio Property Agreement or otherwise.
(iv)
The Seller has not made any loan to, or guaranteed any indebtedness of, any Fund.
(v)
Except as set forth in the Portfolio Property Agreements, Seller has not granted any person any option, call, warrant, commitment or right of any character whatsoever to acquire an interest in any Fund that would reduce Seller’s percentage ownership in such Fund.
(e)
Litigation. There is no action, suit, claim, proceeding, arbitration or governmental inquiry or investigation pending or, to the Seller’s Knowledge, threatened against Seller, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would question the validity of, or prevent the consummation of, the transactions contemplated by this Purchase Agreement or materially and adversely affect such transactions or the Interests. There is no action or suit by the Seller pending or threatened against any Fund, any Manager or other person or entity relating to the Interests.

(f)
Brokers. Except with respect to Campbell Lutyens, the fees and expenses of which shall be paid by the Seller, the Seller has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker, nor has the Seller incurred any obligations for any finder’s or broker’s fee or commission, in connection with the transactions contemplated by this Purchase Agreement.
(g)
Lists of Distributions, Commitments, etc. Schedule I contains true and accurate lists of (i) based upon information provided by the applicable Managers, the amount of the Capital Account Balance of Seller in each Fund as of the Cut Off Date; (ii) the amount of the Capital Commitment of Seller to the Funds (excluding, for the avoidance of doubt, any separate obligations under the Portfolio Property Agreements, if any, to pay any fees or expenses to the Funds or the Managers); and (iii) based upon information provided by the applicable Managers, the Remaining Capital Commitment of Seller to each Fund (excluding, for the avoidance of doubt, any separate obligations under the Portfolio Property Agreements, if any, to pay any fees or expenses to the Funds or the Managers). Schedule II (as may be amended, including without limitation, pursuant to any Pre-Closing Notice) contains true and accurate lists of the date and value of all Distributions with respect to the Interests and the date and amount of all Capital Contributions with respect to the Interest.
(h)
Anti-Money Laundering Matters. (i) No part of the funds used by the Seller to satisfy its Capital Commitment obligations with respect to the Interests has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, or the laws or regulations of any other applicable jurisdiction, including, but not limited to, anti-money laundering laws and regulations; (ii) the funds used to satisfy its Capital Commitment obligations with respect to the Interests are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (A) under a U.S. embargo enforced by OFAC regulations, (B) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering, or (C) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern; (iii) no capital commitment, contribution or payment to the Funds by the Seller shall cause the Buyer or the Funds or the Managers to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and OFAC; (iv) none of the Seller, its investment manager or, to the best knowledge of the Seller, any of its or its investment manager’s respective principals, officers, directors or agents (collectively, “Representatives”) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, or is otherwise (A) a party with which the Buyer or any Fund is prohibited from dealing under the laws of the United States or any other jurisdiction, (B) a party that has been convicted of or charged with any felony relating to money laundering, or (C) under investigation by any governmental authority for money laundering; and (v) the Seller does not know or have any reason to suspect that the proceeds from the Seller’s investment in the Interests will be used to finance any illegal activities.
(i)
Certain Conduct. Since the Cut Off Date, except as disclosed to Buyer in the applicable online data room organized by Campbell Lutyens with respect to the transactions contemplated hereunder on or prior to November 14, 2024, the Seller has not: (1) disposed, liquidated, mortgaged, sold, assigned or transferred any Portfolio Property being sold by Seller to Buyer hereunder or entered into any Liquidity Opportunity in respect of any Portfolio Property other than in compliance with Section 7(b)(i); (2) converted, exchanged or redeemed any of the Interests being transferred by the Seller pursuant to this Purchase Agreement; (3) forgiven, released, compromised or demanded payment of any indebtedness owed to it by the applicable Fund in which Seller owns an Interest other than upon full payment thereof; (4) canceled or terminated any Portfolio Property Agreement or entered into any new Portfolio Property Agreement; (5) waived, amended, cancelled, terminated, exercised or failed to exercise any of the material Portfolio Contractual Rights applicable to Seller; (6) failed to perform fully its obligations under any of the Portfolio Property Agreements with respect to any Interest being sold by Seller to Buyer hereunder; (7) in connection with any Remaining Capital Commitment associated with an Interest to be transferred hereunder, made any voluntary capital contributions to any Fund with respect to any Interest being sold by Seller to Buyer hereunder; (8) created or permitted to exist any Lien on any Interest other than the Permitted Liens; (9) taken any action or, upon written notice from the applicable Fund, failed to take any action the effect of which would be to incur a material penalty under any of the Portfolio Property Agreements with respect to any Interest being sold by Seller to Buyer hereunder; or (10) agreed to do any of the foregoing. Notwithstanding anything to the contrary in the foregoing, Buyer understands and agrees that this Section 5(i) shall not apply solely with respect to any Excluded Interests.
(j)
Method of Transfer. To the Seller’s Knowledge, the transfer of the Interests has not been effected on or through a United States national, regional or local securities exchange, a foreign securities exchange or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the Nasdaq National Market or Small-Cap Market); and the transfer of the Interests will not be made by, through or on behalf of a person, such as a broker or a dealer, making a market in interests in any partnership, or a person who makes available to the public bid or offer quotes with respect to interests in any partnership. Neither the Seller nor anyone acting on the Seller’s behalf has offered to sell any of the Interests by means of any general solicitation or general advertising.
(k)
Acknowledgments. Seller acknowledges that, other than the representations and warranties set forth in Section 6 of this Purchase Agreement, Buyer, MFAM, their affiliates and their respective officers, directors, partners, members, representatives or employees make no representation or warranty with respect to, and shall have no responsibility with respect to, the solvency, financial condition or business operations or financial statements of the Funds or any portfolio companies thereof and Buyer shall have no obligations to Seller other than those expressly stated in this Purchase Agreement. Seller is a sophisticated and experienced institutional investor and has evaluated the merits and risks of selling the Interests on the terms set forth in this Purchase Agreement on its own and without reliance upon the Buyer or MFAM or any information provided by or investigation conducted by the Buyer, MFAM or any of their representatives (other than with respect to the Buyer’s representations, warranties and covenants set forth in this Purchase Agreement). Seller has sufficient knowledge and experience in financial and business matters and in making investments of this type that it is capable of properly evaluating the merits and risks of such sale, is aware of and has considered the financial risks and financial hazards of selling the Interests on the terms set forth in this Purchase Agreement and is able to bear the economic risks of selling the Interests. Seller acknowledges that neither Buyer nor MFAM has given Seller any investment advice and that the Interest Purchase Prices may be more or less than the fair market value of the related Interests. Seller has had access to such information regarding the business and finances of each Fund and such other matters with respect to each Interest as a reasonable person would consider in evaluating the transactions contemplated hereby, including, in particular, all information necessary to determine the fair market value of the Interests. Based on such information as the Seller has deemed appropriate and without reliance upon Buyer or MFAM, Seller has conducted and relied upon its own investigation and made its own analysis in making its decision to sell the Interests. Seller acknowledges that it has conducted its own investigation of each Fund and has not relied on the Buyer or MFAM in connection therewith except with respect to the Buyer’s representations, warranties and covenants set forth in this Purchase Agreement.
(l)
ERISA. To the Seller’s Knowledge, the Seller’s sale of Interests pursuant to this Purchase Agreement will not be a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.
(m)
Imperfect Information. Seller acknowledges that the Buyer may be in possession of material, nonpublic information relating to the Interests and, in that event, except as is required under the terms of this Purchase Agreement, will not disclose such information to Seller, and Seller hereby irrevocably waives any and all rights it may have to receive such information. Seller further acknowledges that it is prepared to sell each Interest to the Buyer on the foregoing basis and thereby waives any right to rescind or invalidate the sale of any Interest to the Buyer or to seek any damages or other remuneration from the Buyer based on the possession of any material, non-public information by the Buyer or the lack of possession of any such material, non-public information by Seller.
(n)
Solvency. The Seller is solvent and will be solvent immediately after giving effect to the transactions to be consummated at each Closing. The transfer of the Interest is not being made by the Seller with the intent to hinder, delay or defraud either present or future creditors of the Seller.
6.
Representations and Warranties of the Buyer.

Buyer hereby represents and warrants to Seller, as of the date of this Purchase Agreement and as of each Closing Date, as follows:

(a)
Authorization. Buyer is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization. Buyer has the requisite power and authority to enter into, execute and deliver this Purchase Agreement and each of the Additional Buyer’s Documents to which it is a party and, upon receipt of the applicable Approvals, to perform all of the obligations to be performed by it hereunder and thereunder. The execution and delivery by the Buyer of this Purchase Agreement and each of the Additional Buyer’s Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Purchase Agreement has been, and each of the Additional Buyer’s Documents to which it is a party will have been at the applicable Closing, duly executed and delivered by Buyer, and this Purchase Agreement constitutes, and each of the Additional Buyer’s Documents to which it is a party will constitute at the applicable Closing, the valid and binding obligation of the Buyer, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally.
(b)
No Conflicts. Neither the execution and delivery of this Purchase Agreement or the Additional Buyer’s Documents to which it is a party nor the performance or consummation of the transactions contemplated hereby or thereby by Buyer will conflict with, result in the breach of, or constitute a default under or accelerate the performance required by the terms of: (i) any law, rule or regulation of any government or governmental or regulatory agency applicable to the Buyer; (ii) any judgment, order, writ, decree, permit or license of any court or governmental or regulatory agency to which Buyer is subject; (iii) any contract, agreement, commitment or instrument to which Buyer is a party or by which it or any of its assets is bound; or (iv) Buyer’s constituent documents or other governing instruments (or constitute an event which, with the passage of time or action by a third party, would result in any of the foregoing). Except for the Approvals, the execution and delivery of this Purchase Agreement and the Additional Buyer’s Documents by Buyer and the performance and consummation of the transactions contemplated hereby or thereby do not require any registration, filing, qualification, consent or approval under any such law, rule, regulation, judgment, order, writ, decree, permit or license to which Buyer is subject.
(c)
Acknowledgments. Buyer acknowledges that, other than the representations and warranties set forth in Section 5 of this Purchase Agreement, Seller, its affiliates and their respective officers, directors, partners, members, representatives or employees make no representation or warranty with respect to, and the Seller shall have no responsibility with respect to, the solvency, financial condition or business operations or financial statements of the Funds or any portfolio companies thereof and Seller shall have no obligations to Buyer other than those expressly stated in this Purchase Agreement. Buyer is acquiring the Interests for Buyer’s own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Act and applicable state securities laws. Buyer is a sophisticated and experienced institutional investor and has evaluated the merits and risks of purchasing the Interests on the terms set forth in this Purchase Agreement on its own and without reliance upon the Seller or NEPC or any information provided by or investigation conducted by the Seller or NEPC or any of their representatives (other than with respect to the Seller’s representations, warranties and covenants set forth in this Purchase Agreement). Buyer has sufficient knowledge and experience in financial and business matters and in making investments of this type that it is capable of properly evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Interests on the terms set forth in this Purchase Agreement, and is able to bear the economic risks of purchasing the Interests, including the possibility of complete loss with respect thereto. Buyer has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of Interests on the terms set forth in this Purchase Agreement is a suitable investment for the Buyer. Buyer acknowledges that neither Seller, nor NEPC, has given Buyer any investment advice and that the Interest Purchase Prices may be more or less than the fair market value of the related Interests. Buyer has had access to such information regarding the business and finances of each Fund and such other matters with respect to each Interest as a reasonable person would consider in evaluating the transactions contemplated hereby, including, in particular, all information Buyer deems necessary to determine the fair market value of the Interests. Based on such information as the Buyer has deemed appropriate and without reliance upon Seller or NEPC, Buyer has conducted and relied upon its own investigation and made its own analysis in making its decision to purchase the Interests. Neither Buyer nor any of its affiliates holds any interests in any Fund. Buyer is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Act and a “qualified purchaser” as that term is defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended. Buyer acknowledges that it has conducted its own investigation of each Fund and has not relied on the Seller, NEPC, or Campbell Lutyens in connection therewith except with respect to the Seller’s representations, warranties and covenants set forth in this Purchase Agreement. Buyer acknowledges and agrees that Campbell Lutyens is acting solely as financial advisor to the Seller in connection with the transactions contemplated under this Purchase Agreement and is not acting in any other capacity and is not and shall not be construed as a fiduciary for the Buyer, or any other person or entity in connection with the transactions contemplated under this Purchase Agreement, and that neither Campbell Lutyens nor NEPC has made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation to the Buyer in connection with the transactions contemplated under this Purchase Agreement.
(d)
Litigation. There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation pending or, to Buyer’s Knowledge, threatened against Buyer, at law or in equity, before or by any governmental or regulatory department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would question the validity of, or prevent the consummation of, the transactions contemplated by this Purchase Agreement or materially and adversely affect such transactions or the Interests being transferred by Seller pursuant to this Purchase Agreement. There is no action or suit by Buyer pending or threatened against any Fund, any Manager or other person or entity relating to the Interests or the Funds.
(e)
Brokers. Except with respect to Campbell Lutyens, the fees and expenses of which shall be paid by the Seller, Buyer has not, directly or indirectly, dealt with anyone acting in the capacity of a finder or broker and has not incurred any obligations for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Purchase Agreement.
(f)
Availability of Funds. Buyer has cash available or, through binding arrangements with one or more third parties, has existing borrowing facilities or firm equity commitments which, together with its available cash, are sufficient to enable it to consummate the transactions contemplated by this Purchase Agreement. Buyer is solvent and will not be rendered insolvent as a direct result of the transactions contemplated hereby.
(g)
Anti-Money Laundering Matters. (i) No part of the funds used by the Buyer to acquire the Interests or to satisfy its capital commitment obligations with respect thereto has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, or the laws or regulations of any other applicable jurisdiction, including, but not limited to, anti-money laundering laws and regulations; (ii) the monies used to fund the purchase of the Interests is not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (A)

under a U.S. embargo enforced by the OFAC regulations, (B) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering, or (C) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern; (iii) no capital commitment, contribution or payment to the Seller or to the Funds by the Buyer shall cause the Seller or the Funds or the Managers to be in violation of any applicable anti-money laundering laws or regulations including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 and OFAC; (iv) none of the Buyer, its investment manager or, to the best knowledge of the Buyer, any of its or its investment manager’s Representatives appears on the Specially Designated Nationals and Blocked Persons List of OFAC, or is otherwise (A) a party with which the Seller or any Fund is prohibited from dealing under the laws of the United States or any other jurisdiction, (B) a party that has been convicted of or charged with any felony relating to money laundering, or (C) under investigation by any governmental authority for money laundering; and (v) the Buyer does not know or have any reason to suspect that (A) the monies used to fund the Buyer’s purchase of the Interests has been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, and (B) the proceeds from the Buyer’s investment in the Interests will be used to finance any illegal activities.
(h)
Method of Transfer. To Buyer’s Knowledge, the transfer of the Interests has not been effected on or through a United States national, regional or local securities exchange, a foreign securities exchange or an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, the Nasdaq National Market or Small-Cap Market); and the transfer of the Interests will not be made by, through or on behalf of a person, such as a broker or a dealer, making a market in interests in any partnership, or a person who makes available to the public bid or offer quotes with respect to interests in any partnership. Buyer has not received any offer to purchase or purchased the Interests from the Seller by any form of general solicitation or general advertising.
(i)
ERISA. The Buyer is not, and is not acting on behalf of, an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a “benefit plan investor” as defined in 29 C.F.R. 2510.3-101(f)(2), as modified by Section 3(42) of ERISA, or a governmental plan or other plan that is subject to any applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code. To the Buyer’s Knowledge, the Buyer’s purchase of Interests pursuant to this Purchase Agreement will not be a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code
(j)
Imperfect Information. Buyer acknowledges that the Seller may be in possession of material, nonpublic information relating to the Interests and, in that event, except as is required under the terms of this Purchase Agreement, will not disclose such information to Buyer, and Buyer hereby irrevocably waives any and all rights it may have to receive such information. Buyer further acknowledges that it is prepared to purchase each Interest from the Seller on the foregoing basis and thereby waives any right to rescind or invalidate the purchase of any Interest from the Seller or to seek any damages or other remuneration from the Seller based on the possession of any material, non-public information by the Seller or the lack of possession of any such material, non-public information by Buyer.

7.
Covenants.
(a)
Cooperation. Buyer, on the one hand, and Seller, on the other hand, shall use reasonable commercial efforts to cooperate fully with each other in furnishing any information (other than Advisory Committee Material) or performing any action reasonably requested by the other party, which information or action is necessary to the timely and successful consummation of the transactions contemplated by this Purchase Agreement. Without limiting the generality of the foregoing, (i) the Seller shall use reasonable commercial efforts to cooperate with Buyer to have the Funds provide Buyer with the opportunity to verify the Capital Account Balances and Remaining Capital Commitments of the Seller on the books of such Funds, (ii) the parties will use reasonable commercial efforts to work cooperatively together toward obtaining the Approvals, and Buyer shall not object to any request by Seller for a release from the Manager and the Funds of all liability and obligations owed by the Seller thereto (if any) (provided that receipt of such release shall not be a condition to closing on such Interest and the foregoing shall not restrict Buyer from objecting to the formulation of any such release in the event the applicable Manager’s responses to such release are adverse to Buyer) and (iii) upon request of the Buyer, the Seller shall use commercially reasonable efforts to cooperate with the Buyer to request the transfer of any rights under the Portfolio Property Agreements which are unique to the Seller and require consent of the applicable Manager or Fund for grant to the Buyer (provided, however, failure to transfer such unique rights shall not excuse the Buyer’s obligations hereunder or reduce the Interest Purchase Price) in respect of any Interest.
(b)
Certain Matters Pending Closing. With respect to each Interest, the Seller agrees that from the date of this Purchase Agreement until the earlier of (i) the termination of this Purchase Agreement with respect to such Interest, (ii) the Final Closing Deadline, or (iii) Closing Date with respect to such Interest:
(i)
Certain Conduct Pending Closing. The Seller shall promptly (x) notify or (y) cause NEPC or Campbell Lutyens to notify Buyer of (1) any Distributions received by the Seller after the date of this Purchase Agreement and prior to the applicable Closing relating to such Interest and (2) any notice received by the Seller after the date of this Purchase Agreement advising it of any rights to take an action with respect to any such Interest (other than any Advisory Committee Material). Except as consented to by Buyer in writing or pursuant to this Purchase Agreement, the Seller shall not: (A) other than pursuant to the exercise of a right of first refusal, right of co-sale, or right of first offer (or similar right) pursuant to any of the applicable Portfolio Property Agreements, convert, exchange, redeem, dispose, liquidate, sell, assign, or transfer, deliver or solicit any bids for, or enter into any discussions with a prospective purchaser of, such Interest; (B) forgive, release, compromise or demand payment of any indebtedness owed to it by the applicable Fund other than upon full payment thereof; (C) consent to amend, cancel or terminate any of the Portfolio Property Agreements or Portfolio Contractual Rights, it being agreed that any amendments, cancellations, or terminations of the Portfolio Property Agreements or Portfolio Contractual Rights which are made without the consent of Seller but in accordance with the terms of the Portfolio Property Agreements shall not be a violation of this covenant; (D) affirmatively take any action, or fail to take any action, which would result in a reduction of the Seller’s percentage of ownership in any Fund (other than in connection with a right of first refusal, right of co-sale, or similar right pursuant to any of the Portfolio Property Agreements or the

Portfolio Contractual Rights); (E) create or permit to exist any Lien on such Interest other than the Permitted Liens (including those pertaining to Buyer or any of its affiliates); (F) fail in any manner to perform fully its material obligations under any of the Portfolio Property Agreements or the Portfolio Contractual Rights; (G) in connection with any Remaining Capital Commitment associated with such Interest to be transferred hereunder, make any voluntary capital contributions for which the applicable Manager has not issued a capital call or fail to make any required capital contributions to the applicable Fund; (H) take any action or fail to take any action the effect of which would be to incur a material penalty or other material adverse consequence under any of the Portfolio Property Agreements in respect of such Interest, including the conversion of such Interest to a fixed obligation; (I) affirmatively elect after the date hereof to participate in any underlying investment of the applicable Fund through an AIV or an entity treated as a corporation for U.S. federal tax purposes (for the avoidance of doubt, any election made prior to the date hereof, but that applies after the date hereof, shall not be a breach of this covenant); or (J) agree to do any of the foregoing. Buyer understands and agrees that in the event that Buyer delays its consent or response to any of the foregoing, the Seller may nevertheless be deemed under the Portfolio Property Agreements by the applicable Manager to have given consent pursuant to a “negative” or “passive” consent process, which shall not be a breach of this Purchase Agreement so long as no corresponding affirmative consent is provided by the Seller in such circumstance and Buyer was provided by Seller with at least five (5) Business Days’ written notice of any requirement to provide any consent or response to any of the foregoing. The Seller shall provide notice in writing to the Buyer within five (5) Business Days of receipt of notice of any Liquidity Opportunity (including notice of any applicable election deadline) and, to the extent that, pursuant to any such Liquidity Opportunity, the Seller has the right to make one or more elections (e.g., sell, roll, status quo, or a combination of the foregoing), Buyer shall have five (5) Business Days (or such shorter time as may be appropriate in the circumstance which is mutually agreed by the parties acting in good faith) after receipt by Seller of such notice to request in writing to Seller that Seller make one or more (or no) elections, and, except to the extent otherwise set forth in this Section 7(b)(i), Seller shall take such course of action requested by Buyer. In the event that Buyer does not provide any request within such five (5) Business Day period and after one additional follow up notification from Seller to Buyer (by email being sufficient, and which for the avoidance of doubt can occur on the fifth Business Day), then the Seller shall, subject to the following sentence, elect to “sell” the applicable portion of the applicable Interest in full for cash in connection with such Liquidity Opportunity. Notwithstanding anything to the contrary in this Purchase Agreement, in connection with any Liquidity Opportunity, the Seller shall have no obligation to take any course of action requested by Buyer that would (x) be reasonably likely to result in any material adverse legal, tax, fiduciary, economic or other regulatory consequence to Seller or any affiliate of Seller, (y) result in Seller increasing its commitment or otherwise injecting new capital into the relevant Fund or making an incremental unfunded commitment to any new vehicle, or (z) in the case of a “roll” election into a new investment vehicle, impose a material adverse economic, legal, regulatory, operational or timing burden on Seller and, in any event, Seller shall not be required to make a “roll” election unless the applicable Manager, prior to the date of the election deadline relating to any such Liquidity Opportunity, consents in writing to the transfer to Buyer of the new interest and, if applicable, the associated remaining Interests, effective prior to the Final Closing Deadline, in the case of each of the foregoing clauses (x), (y) and (z), as determined by Seller in the Seller’s sole discretion, and, in any such case described in the foregoing clauses (x), (y) or (z), Seller shall be permitted to make any election acting reasonably and in good faith following consultation with

Buyer as to its preferred course of action. Subject to compliance with this Section 7(b)(i), in the event the Seller elects to “roll over” all or any portion of its Interest to another entity, partnership, account, or vehicle (which may be effectuated by a conversion or redemption of all or any portion of its Interest in the applicable Fund and a subscription for a new interest in such other entity, partnership, account, or vehicle) such new interest shall become an “Interest” for all purposes hereunder and, in connection therewith, amend the Schedules hereto accordingly. Any distributions made or deemed made to Seller after the Cut Off Date and on or prior to the applicable Closing Date in connection with any election to sell all or any portion of an Interest pursuant to a Liquidity Opportunity will be treated as a Distribution and the applicable Interest Purchase Price will be adjusted accordingly pursuant to Section 4.
(ii)
Notices; Quarterly Reports. The Seller shall, or shall cause NEPC or Campbell Lutyens to, give prompt notice to the Buyer of the receipt by the Seller after the date of this Purchase Agreement of (A) any notice or other communication relating to a default or event which, with notice or lapse of time or both, would become a default under any of the Portfolio Property Agreements or the Portfolio Contractual Rights, (B) any quarterly or annual reports or other financial statements) from or on behalf of a Fund or a Manager, (C) any notice or other communication relating to any contemplated or pending claim, action, suit, proceeding or investigation by any governmental department, commission, board, agency, instrumentality or authority involving or relating to a Fund or an Interest, and (D) any notice of a matter that would cause any of the representations made by the Seller in this Purchase Agreement to not be true in any material respect. To the extent not prohibited by law, the Seller shall promptly furnish Buyer with a copy thereof (including any related materials).
(c)
Assignment Agreement Indemnities. Seller and Buyer agree to jointly request that the Buyer and the Seller not be jointly and severally liable in respect of any Manager Indemnification Provision, and shall use commercially reasonable efforts to cause any Manager Indemnification Provision to contain terms substantially similar to clauses (i) and (ii) below. In any event, Seller and Buyer agree that the terms set forth in clauses (i) and (ii) below shall apply as between Seller and Buyer with respect to any Manager Indemnification Provision:
(i)
Each party hereto shall be liable for amounts owed under such Manager Indemnification Provision that result from such party’s own acts or omissions, including any inaccuracy in or breach of any representation or warranty of such party contained in the applicable assignment and assumption or transfer agreement or any failure by such party to perform any covenant, agreement or obligation of such party contained in such assignment and assumption or transfer agreement.
(ii)
Subject to Section 17(a) of this Purchase Agreement, Buyer and Seller shall each be liable for 50% of any amounts owed under such Manager Indemnification Provision that do not result from the acts or omissions of the other party;
(iii)
for purposes hereof, “Buyer Excess Joint Liability” means, with respect to the Buyer, (A) any Damages suffered by the Buyer pursuant to a Manager Indemnification Provision related to a breach of any representations, warranties or covenants made by the Seller, if and only to the extent that the Buyer is also not in breach of a corresponding representation, warranty or covenant made by the Buyer to the applicable Manager and/or applicable Fund in the applicable assignment and assumption agreement or other agreement, and (B) any Damages suffered by the Buyer pursuant to a joint or joint and several Manager Indemnification Provision if and only to the extent that the Buyer pays more than 50% of such Manager Indemnification Provision and such Damage is not covered by clause (A) of this definition and such Damage is not related to a breach of any representations, warranties or covenants made by the Buyer; and
(iv)
for the purposes hereof, “Seller Excess Joint Liability” means, with respect to the Seller, (A) any Damages suffered by the Seller pursuant to a Manager Indemnification Provision related to a breach of any representations, warranties or covenants made by the Buyer, if and only to the extent that the Seller is also not in breach of a corresponding representation, warranty or covenant made by the Seller to the applicable Manager and/or applicable Fund in the applicable assignment and assumption agreement or other agreement, and (B) any Damages suffered by the Seller pursuant to a joint or joint and several Manager Indemnification Provision if and only to the extent that the Seller pays more than 50% of such Manager Indemnification Provision and such Damage is not covered by clause (A) of this definition and such Damage is not related to a breach of any representations, warranties or covenants made by the Seller.
(d)
AIVs. If prior to a Closing, Seller is treated as owning an AIV with respect to an Interest transferred at such Closing, that AIV shall be treated as the applicable Fund and the interest owned by Seller in such AIV shall be treated part of and transferred with the corresponding Interest. Any partnership or other operating agreements of such AIV shall be deemed to be within the definition of Portfolio Property Agreement.
(e)
Assistance. From and after each Closing, each of Buyer and Seller shall use commercially reasonable efforts to provide or assist the other party in obtaining information required for such other party to make required tax filings, applications or elections to obtain any available refund, reduction or exemption of any withholding or other taxes imposed by any taxing authority in any jurisdiction with respect to such income or distributions from a Fund for as long as such other party is required to make such filings, elections or applications.
(f)
Disclaimer of Non-Contractual Representations and Warranties.
(i)
The parties hereby acknowledge and agree that Seller’s representations and warranties expressly set forth in Section 5 of this Purchase Agreement constitute the sole and exclusive representations and warranties of Seller to the Buyer in connection with the transactions contemplated under this Purchase Agreement, and the Buyer understands, acknowledges, and agrees that except for such representations and warranties, Seller is not making any other representations and warranties of any kind or nature, whether express or implied (including, but not limited to, (w) [* * *]; (x) [* * *]; (y) any interest held by or on behalf of Seller in the Fund that is not such Interest being transferred to Buyer hereunder; or (z) relating to the future or historical financial condition, financial statements, business operations and results thereof, assets or liabilities, or prospects of Seller, any Interests, any Fund, any portfolio company of any Fund, or any Manager), and any such other representations and warranties are specifically disclaimed by Seller. Notwithstanding anything herein to the contrary, the Buyer understands and acknowledges that Seller makes no representations or warranties with respect to any of the Seller’s pension plan participants.
(ii)
The parties hereby acknowledge and agree that Buyer’s representations and warranties expressly set forth in Section 6 of this Purchase Agreement and in any of the Additional Buyer’s Documents constitute the sole and exclusive representations and warranties of Buyer to the Seller in connection with the transactions contemplated under this Purchase Agreement, and the Seller understands, acknowledges, and agrees that all other representations and warranties of any kind or nature, whether express or implied, are specifically disclaimed by Buyer.
(g)
No Rescinding of Authorization. Neither the Seller nor the Buyer shall rescind any authorizing action taken in connection with the transactions contemplated by this Purchase Agreement, nor shall Seller or Buyer take any other action in breach of this Purchase Agreement and the Additional Seller’s Documents or Additional Buyer’s Documents, respectively, to which it is a party.
(h)
Access to and Retention of Records. The Buyer and the Seller agree that all books and records retained by each party which relate to the Interests transferred to Buyer by the Seller hereunder shall be open for inspection by representatives of the other party at any time during regular business hours for a period of four (4) years (or such longer period as is required by applicable law) from the date of preparation or compilation of such books, records, documents or materials and that the other party may during such period at its expense make such copies or excerpts therefrom as it may reasonably request in order to comply with legal, audit or tax obligations applicable to such party. For a period of seven (7) years following the applicable Closing Date with respect to any Interest transferred to Buyer by the Seller hereunder, no party shall destroy or give up possession of any original or final copy of any of the books and records relating to such Interest that is in such party’s actual possession or control and that may be reasonably required in the preparation of tax, regulatory and other governmental compliance matters with respect to either party, without first offering the other party the opportunity to obtain such original or final copy or a copy thereof.
8.
Conditions to Obligations of Seller.

The obligations of the Seller to consummate the transactions contemplated by this Purchase Agreement at any Closing are, at the option of the Seller, subject to satisfaction (or waiver) of each of the following conditions with respect to each Interest to be transferred by the Seller at such Closing, and Buyer shall use all reasonable efforts to cause each such condition to be timely satisfied:

(a)
Representations and Warranties. The representations and warranties of Buyer contained in this Purchase Agreement and in the Additional Buyer’s Documents to which the Buyer is a party with respect to the Interest(s) being transferred by the Seller to Buyer at such Closing shall be true and accurate in all material respects (disregarding any “materiality”, “material adverse effect” or words of similar import), in each case as of the date when made and at and as of the applicable Closing Date as though such representations and warranties were made at and as of the applicable Closing Date, except in each case to the extent that they expressly refer to an earlier or specific time, in which case they were true and correct in all material respects as of such time.
(b)
Performance. Buyer shall have performed in all material respects all agreements and obligations and complied with all conditions required by this Purchase Agreement and any Additional Buyer’s Documents to which it is a party to be performed or complied with by Buyer at or prior to the applicable Closing.
(c)
Legal Proceedings. No statute, law, rule, regulation, judgment or order of any nature issued by a court of competent jurisdiction or governmental authority restraining, prohibiting or directly affecting the consummation of the transactions contemplated by this Purchase Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any government body or other person shall be pending which questions the validity or legality of the transactions contemplated by this Purchase Agreement.
(d)
Certificate. Buyer shall have furnished the Seller with a certificate (substantially in the form of Exhibit A hereto) dated as of the applicable Closing Date and signed by an authorized signatory of Buyer to the effect that Buyer has performed and complied with the conditions set forth in Sections 8(a) and 8(b) above.
(e)
Approvals. All Approvals required to permit the transfer and assignment to Buyer of the applicable Portfolio Property to be transferred to Buyer at such Closing shall have been obtained in a form and substance reasonably acceptable to Seller and any other consents and approvals required to be obtained by Buyer from any court, governmental agency, creditor or any other person for the execution, delivery and performance of this Purchase Agreement and the Additional Buyer’s Documents to which it is a party on the part of Buyer with respect to each Interest to be transferred to Buyer at such Closing shall have been obtained.
(f)
Delivery of Purchase Price. Buyer shall have delivered the Interest Purchase Price with respect to each Interest to be transferred to Buyer at such Closing to Seller as adjusted pursuant to, and in the manner described in, Sections 4 and 10 gross of any of Buyer’s wiring, banking or similar expenses.
(g)
Delivery of Assignment and Assumption or Transfer Agreements. The assignment and assumption or transfer agreement with respect to each Interest, in a form and substance reasonably acceptable to the Seller, to be transferred to Buyer at such Closing shall have been executed by Buyer and by the related Fund or its Manager (to the extent required under the relevant Portfolio Property Agreements) and delivered to the Seller.
(h)
Minimum Closing Threshold. Prior to the first Closing, the Approvals with respect to Interests comprising not less than 55% of the aggregate Capital Account Balances of the total Interests (determined in respect of any non-U.S. Dollar denominated Fund in U.S. Dollars at the Exchange Rate as of the Cut Off Date) being purchased by the Buyer shall have been executed by the Seller, the Buyer and the applicable Manager(s) and delivered to each of such parties and no less than 55% of such Interests will be transferred to Buyer on the first Closing Date.

9.
Conditions to Obligations of Buyer.

The obligations of Buyer to consummate the transactions contemplated by this Purchase Agreement at any Closing are, at the option of Buyer, subject to satisfaction (or waiver) of each of the following conditions with respect to each Interest to be transferred by the Seller at such Closing, and the Seller shall use all reasonable efforts to cause each such condition to be timely satisfied:

(a)
Representations and Warranties. The representations and warranties of the Seller contained in this Purchase Agreement and in the Additional Seller’s Documents to which the Seller is a party with respect to the Interest(s) being transferred by the Seller to Buyer at such Closing shall be true and accurate in all material respects (disregarding any “materiality”, “material adverse effect” or words of similar import), in each case as of the date when made and at and as of the applicable Closing Date (as modified in terms of the amount and timing of any Distributions and Capital Contributions by the latest delivered Pre-Closing Notice and/or amended Schedule II in each case in accordance with the terms of this Purchase Agreement) as though such representations and warranties were made at and as of the applicable Closing Date, except in each case to the extent that they expressly refer to an earlier or specific time, in which case they were true and correct in all material respects as of such time.
(b)
Performance. The Seller shall have performed in all material respects all agreements and obligations and complied with all conditions required by this Purchase Agreement and any Additional Seller’s Documents to which it is a party to be performed or complied with by the Seller at or prior to the applicable Closing.
(c)
Legal Proceedings. No statute, law, rule, regulation, judgment or order of any nature issued by a court of competent jurisdiction or governmental authority restraining, prohibiting or directly affecting the consummation of the transactions contemplated by this Purchase Agreement shall be in effect, and no claim, suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall be pending which questions the validity or legality of the transactions contemplated by this Purchase Agreement.
(d)
Certificates.
(i)
The Seller shall have furnished Buyer with a certificate (substantially in the form of Exhibit B hereto) dated as of the applicable Closing Date and signed by an authorized signatory of the Seller to the effect that the Seller has performed and complied with the conditions set forth in Sections 9(a) and 9(b) above.
(ii)
The Seller shall have furnished the Buyer with a Pre-Closing Notice pursuant to Section 3(b) hereof.
(e)
Approvals. All Approvals required to permit the transfer and assignment to Buyer of the applicable Portfolio Property to be transferred to Buyer at such Closing shall have been obtained in a form and substance reasonably acceptable to Buyer and any other consents and approvals required to be obtained by the Seller from any court, governmental agency, creditor or any other person for the execution, delivery and performance of this Purchase Agreement and the

Additional Seller’s Documents to which it is a party on the part of Seller with respect to each Interest to be transferred to Buyer at such Closing shall have been obtained.
(f)
Delivery of Assignment and Assumption or Transfer Agreements. The assignment and assumption or transfer agreement with respect to each Interest, in a form and substance reasonably acceptable to Buyer, to be transferred to Buyer at such Closing shall have been executed by the Seller and by the related Fund or its Manager (to the extent required under the relevant Portfolio Property Agreements) and delivered to Buyer.
(g)
Minimum Closing Threshold. Prior to the first Closing, the Approvals with respect to Interests comprising not less than 55% of the aggregate Capital Account Balances of the total Interests (determined in respect of any non-U.S. Dollar denominated Fund in U.S. Dollars at the Exchange Rate as of the Cut Off Date) being purchased by the Buyer shall have been executed by the Seller, the Buyer and the applicable Manager(s) and delivered to each of such parties and no less than 55% of such Interests will be transferred to Buyer on the first Closing Date.
(h)
Form W-9. The Seller shall have furnished Buyer with a duly executed and properly completed U.S. Internal Revenue Service Form W-9 of the Seller or, if applicable, its regarded owner, on or prior to the applicable Closing Date; provided, that the Buyer shall be permitted to proceed with the applicable Closing and withhold applicable Taxes if it does not receive such form.
10.
Tax Matters.
(a)
Tax Allocations. The Seller shall use commercially reasonable efforts to cooperate with the Buyer in obtaining the agreement of the Manager of each of the Funds (to the extent treated as partnerships for U.S. federal income tax purposes) to allocate under Section 706 of the Code (and the Treasury Regulations promulgated thereunder), income, gains, losses, deductions or credits attributable to the applicable Interests for the tax year of the Funds in which the applicable Closing Date occurs between the Buyer and the Seller based on a closing of the applicable Fund’s books as of the applicable Closing Date or as otherwise mutually agreed upon by the Buyer and the Seller; provided such manner is permitted by the Code (and the Treasury Regulations promulgated thereunder) and the terms of the relevant Portfolio Property Agreement.
(b)
Electing Investment Partnership. In the event a Fund is an “electing investment partnership” under Section 743(e)(5) of the Code, the Seller agrees to furnish to the Buyer, upon the Buyer’s reasonable written request, all information in its possession with respect to such Fund reasonably necessary to enable the Buyer to compute the amount of its losses (if any) disallowed under Section 743(e) of the Code. Such information shall be furnished in compliance with the requirements of IRS Notice 2005-32 or superseding guidance issued by the U.S. Internal Revenue Service.
(c)
Transfer Taxes. All Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Purchase Agreement shall be borne equally by Buyer on the one hand and Seller on the other hand. Any tax returns and other documentation that must be filed with respect to Transfer Taxes shall be prepared by the party primarily or customarily responsible under applicable local law for filing such tax returns, and such party shall use its reasonable efforts to provide such tax returns to the other party for review at least ten (10) Business

Days prior to the date such tax returns are due to be filed. The Buyer and the Seller shall cooperate in the timely completion and filing of all such tax returns. Each party shall timely pay when due all Transfer Taxes for which such party is responsible pursuant to the first sentence of this Section 10(c) and to reimburse the other party to the extent that such other party makes a payment of a Transfer Tax (or portion thereof) for which such party should have paid pursuant to the first sentence of this Section 10(c). Any Transfer Taxes resulting from any subsequent increase in the applicable Interest Purchase Price shall be borne in accordance with the provisions of this Section 10(c). Any accounting, tax preparation or other administrative expenses incurred (or to be incurred) by the Fund and charged to Buyer or the Seller related to the transfer of the Interests shall be borne equally by Buyer on the one hand and Seller on the other, except for any such expenses as a result of a request by Buyer for tax basis adjustments under Section 743 of the Code or related provisions which shall be borne solely by Buyer.
11.
Survival.

Each and every representation and warranty in this Purchase Agreement, the Schedules to it, the Additional Seller’s Documents and the Additional Buyer’s Documents, and all rights of Buyer and Seller to bring any claims in respect of any breach of any such representation or warranty contained in this Purchase Agreement, the Schedules to it, the Additional Seller’s Documents and the Additional Buyer’s Documents, shall survive the applicable Closing and shall be fully effective and enforceable for a period of eighteen (18) months from the applicable Closing Date, except that (a) the representations and warranties contained in Section 5(a) (Authorization), Section 5(b) (Title), Section 5(c) (No Conflicts), Section 5(f) (Brokers), Section 6(a) (Authorization), Section 6(b) (No Conflicts), and Section 6(e) (Brokers) shall survive until the expiration of the applicable statute of limitations, and (b) the representations and warranties contained in Section 6(f) (Availability of Funds) shall survive until the date that the Interest Purchase Price in respect of each Interest to be transferred to Buyer pursuant to this Purchase Agreement has been paid to the Seller in full. To the extent that notice of an indemnity claim under Section 12 for a breach of a representation, warranty, covenant, or agreement is properly given in writing prior to the expiration time of such representation, warranty, covenant or agreement specified herein (if any), the parties’ indemnification rights with respect to such representation or warranty shall survive the time at which they would otherwise expire pursuant to this Section 11 solely with respect to the matter (and only to the extent reasonably within the scope of the matter) in such notice until such claim is finally resolved in accordance with the terms of this Purchase Agreement. Any investigation or other examination that may be made at any time by or on behalf of a party to which representations and warranties are made shall not limit, diminish or in any way affect the specific representations and warranties in this Purchase Agreement, and the parties may rely on the specific representations and warranties in this Purchase Agreement, irrespective of any information obtained by them by any investigation, examination or otherwise.

12.
Indemnification.
(a)
Indemnification by Seller. Subject to Section 11, the Seller hereby agrees to defend, indemnify and hold harmless the Buyer and its affiliates and their respective officers, directors, partners, managers, members, employees, agents, successors and permitted assigns from and against, without duplication, any and all out of pocket losses, damages, claims, suits, proceedings, liabilities, fees, costs and expenses (including settlement costs, interest, penalties, reasonable attorneys’ fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions), including any of the foregoing in connection with a Third Party Claim (collectively, “Damages”), which are incurred or asserted as a result of (i) any failure by the Seller to perform any of its covenants, agreements or obligations as set forth in this Purchase Agreement or the Additional Seller’s Documents to which it is a party (unless waived in writing by the Buyer at or prior to the applicable Closing); (ii) any inaccuracy in or breach of any of the representations or warranties of the Seller contained in this Purchase Agreement or the Additional Seller’s Documents to which it is a party; (iii) any claim by any person, including Campbell Lutyens or NEPC, with whom or which the Seller has, directly or indirectly, dealt for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Purchase Agreement; (iv) any Excluded Obligation; and (v) any Buyer Excess Joint Liability.
(b)
Indemnification by Buyer. Subject to Section 11, the Buyer hereby agrees to defend, indemnify and hold harmless the Seller and its affiliates and their respective officers, directors, partners, managers, members, employees, agents, successors and permitted assigns from and against any and all Damages which are incurred or asserted as a result of (i) any failure by the Buyer to perform any of its covenants, agreements or obligations as set forth in this Purchase Agreement or the Additional Buyer’s Documents to which it is a party; (ii) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Purchase Agreement or the Additional Buyer’s Documents to which it is a party; (iii) any Taxes, fees or other governmental charges (other than any Transfer Taxes for which it is not responsible pursuant to Section 10(c)) attributable to the ownership or purchase by the Buyer of an Interest on or after the Closing (except for any Excluded Obligations); (iv) any claim by any person (including MFAM, but other than Campbell Lutyens or NEPC) with whom or which the Buyer has, directly or indirectly, dealt for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Purchase Agreement; (v) any and all liabilities, duties and obligations assumed by Buyer pursuant to Section 3(e) of this Purchase Agreement (other than Excluded Obligations); and (vi) any Seller Excess Joint Liability.
(c)
Limitations on Indemnification.
(i)
Seller. Notwithstanding anything in Section 12(a) to the contrary, (A) Seller shall not be obligated to provide indemnification for Damages in respect of claims made by Buyer for indemnification under Section 12(a)(ii) above unless the total of all Damages in respect of claims made by Buyer for indemnification under Section 12(a)(ii) shall exceed 1% of the aggregate Interest Purchase Prices (the “Threshold”) in the aggregate, whereupon the total amount of such Damages from the first U.S. Dollar and without regard to the Threshold shall be recoverable by Buyer in accordance with the terms hereof, and (B) the maximum amount payable by Seller to Buyer for indemnification for Damages under Section 12(a)(ii) shall not exceed the aggregate Interest Purchase Prices paid to Seller (the “Maximum Amount”); provided, however, that Buyer shall not be subject to any limitation pursuant to this Section 12(c)(i) or otherwise, and shall be entitled to U.S. Dollar- for-U.S. Dollar recovery from the Seller, for Damages arising out of or in connection with (w) fraud, intentional misrepresentation or a deliberate or willful breach by Seller of any of its representations and warranties under this Purchase Agreement, (x) the breach by Seller of any of the representations or warranties contained in Section 5(a), Section 5(b) or Section 5(f), or (y) any Excluded Obligations or (z) any Buyer Excess Joint Liability.
(ii)
Buyer. Notwithstanding anything in Section 12(b) to the contrary, (A) Buyer shall not be obligated to provide indemnification for Damages in respect of claims made by Seller for indemnification under Section 12(b)(ii) above unless the total of all Damages in respect of claims made by Seller for indemnification under Section 12(b)(ii) shall exceed the Threshold in the aggregate, whereupon the total amount of such Damages from the first U.S. Dollar and without regard to the Threshold shall be recoverable by Seller in accordance with the terms hereof, and (B) the maximum amount payable by Buyer to Seller for indemnification for Damages under Section 12(b)(ii) shall not exceed the Maximum Amount; provided, however, that Seller shall not be subject to any limitation pursuant to this Section 12(c)(ii) or otherwise, and shall be entitled to U.S. Dollar- for-U.S. Dollar recovery from the Buyer, for Damages arising out of or in connection with (w) fraud, intentional misrepresentation or a deliberate or willful breach by Buyer of any of its representations and warranties under this Purchase Agreement, (x) the breach by Buyer of any of the representations or warranties contained in Section 6(a), Section 6(e), or Section 6(f), (y) any obligation or liability assumed by Buyer under Section 3(e) or (z) any Seller Excess Joint Liability.
(d)
Procedure for Claims.
(i)
If a person entitled to assert a claim for indemnification under this Purchase Agreement shall receive written notice of the assertion by any person not a party to this Purchase Agreement of any claim or of the commencement of any action or proceeding (a “Third Party Claim”) with respect to which Seller or Buyer is obligated to provide indemnification, the indemnified party (the “Indemnitee”) shall give the indemnifying party (the “Indemnitor”) prompt written notice after becoming aware of such Third Party Claim. The failure of the Indemnitee to give notice as provided in this Section 12(d)(i) shall not relieve the Indemnitor of its obligations for indemnification under this Purchase Agreement, except to the extent that the failure has materially and adversely affected the rights of the Indemnitor. The notice from the Indemnitee shall describe the Third Party Claim in reasonable detail, and shall attach a copy of any demand, summons, complaint or other court or arbitration papers that Indemnitee has received with respect to such Third Party Claim.
(ii)
The Indemnitor may elect to compromise or defend, at the Indemnitor’s own expense and by the Indemnitor’s own counsel, any Third Party Claim. The Indemnitee shall promptly cooperate, at Indemnitor’s expense, in any reasonable investigation that Indemnitor shall undertake to determine whether to compromise or defend any Third Party Claim. If the Indemnitor elects to compromise or defend a Third Party Claim, it shall, within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires), notify the Indemnitee in writing of its intent to do so, and the Indemnitee shall reasonably cooperate in the compromise of, or defense against, the Third Party Claim, and the Indemnitee shall not consent to entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor which shall not be unreasonably withheld. The Indemnitor shall pay the Indemnitee’s actual out-of-pocket expenses incurred in connection with its cooperation. After notice from the Indemnitor to the Indemnitee of its election to assume the defense of a Third Party Claim, the Indemnitor shall not be liable to the Indemnitee under this Purchase Agreement for any legal expenses subsequently incurred by the Indemnitee in connection with defense of the Third Party Claim; provided that, if the Indemnitee is advised that representation of both parties by the same counsel would be inappropriate under the applicable standards of professional conduct, the Indemnitee shall have the right to employ separate counsel, and in that event the reasonable out-of-pocket fees and expenses of such separate counsel shall be paid by the Indemnitor. The Indemnitor shall not consent to entry of any judgment or enter into any settlement, except with the written consent of the Indemnitee (which consent shall not be unreasonably withheld) if such judgment or settlement provides for anything other than money damages or other money payments for which the Indemnitee is entitled to indemnification under this Purchase Agreement or which does not contain as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect of the Third Party Claim. If the Indemnitor elects not to defend against a Third Party Claim, or fails to notify the Indemnitee of its election as provided in this Section 12(d)(ii), the Indemnitee may pay, compromise or defend such Third Party Claim on behalf of, and for the account and risk of, the Indemnitor. In such event, the Indemnitor may participate in the defense of such Third Party Claim, and Indemnitee shall not consent to entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor (which consent shall not be unreasonably withheld). Any indemnification payment shall be treated for tax purposes as an adjustment to the applicable Interest Purchase Price(s), to the extent such characterization is proper and permissible under applicable tax law.
(iii)
If there is a reasonable likelihood that a Third Party Claim may materially and adversely affect the Indemnitee, other than as a result of money damages or other money payments for which the Indemnitee is entitled to indemnification hereunder, the Indemnitee will have the right, after consultation with the Indemnitor and at the reasonable cost and expense of the Indemnitee, to assume the defense of the Third Party Claim in lieu of the Indemnitor with counsel reasonably acceptable to the Indemnitor. In such event, the Indemnitor may participate in the defense of such Third Party Claim, and no Indemnitee shall consent to entry of any judgment or enter into any settlement, except with the written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed or conditioned).
(e)
Procedure for Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30 days after receipt of written notice from the Indemnitee within which to respond to the Indemnitee. If the Indemnitor does not respond within the thirty (30 day period, the Indemnitor shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If the Indemnitor does respond within the thirty (30) day period and rejects the claim in whole or in part, the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee under applicable law (subject to the terms of this Purchase Agreement).
(f)
Reduction of Damages. If the amount of any Damages shall, at any time subsequent to payment pursuant to this Section 12, be reduced by insurance, recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred by the Indemnitee in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnitor.

(g)
Remedies Exclusive. Subject to Section 17(l), the remedies provided in this Section 12 shall be the sole and exclusive remedy against a party for any Damages arising under this Purchase Agreement or any other document, certificate or instrument delivered pursuant to this Purchase Agreement; provided, however, that nothing in this Section 12(g) shall limit in any way any remedy at law or equity to which a party may be entitled as a result of fraud or intentional misrepresentation or deliberate and willful breach by the other party of any of their representations and warranties, covenants or agreements under this Purchase Agreement.
(h)
Mitigation. Nothing in this Purchase Agreement restricts or limits the Buyer’s or Seller’s general obligation at law to mitigate any Damages which it may incur in consequence of a matter giving rise to indemnification obligations under this Purchase Agreement.
(i)
No Consequential Damages. Neither Buyer nor the Seller shall be liable to each other for consequential, punitive or indirect or incidental Damages, or special damages in connection with its indemnification obligations under this Section 12, except to the extent payments in respect of such indemnification obligations are for Damages owed by an indemnified party to a third party.
(j)
Foreign Currency Treatment. Any Damages with respect to an Interest shall be determined and paid in U.S. Dollars after having been converted from any non-U.S. Dollar currency, to the extent applicable, at the Exchange Rate on the date of any final determination by a court of competent jurisdiction or agreement by the Buyer and the Seller of the amount of any such Damages.
13.
Confidentiality.
(a)
All information furnished in writing by either party to this Purchase Agreement to the other party to this Purchase Agreement in connection with this Purchase Agreement or any transfer agreement or assignment and assumption agreement and the transactions contemplated hereunder or thereunder shall be kept confidential by the receiving party and shall be used by the receiving party only in connection with this Purchase Agreement and the transactions contemplated hereby, except to the extent that such information (i) is information which the receiving party can demonstrate was already known to the receiving party when received without any breach of any obligation of confidentiality to the knowledge of the receiving party, (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of the receiving party, (iii) is made to the Fund or a Manager to the extent necessary to obtain the Approvals, (iv) is disclosed with the consent of the party who furnished such information, (v) is disclosed to a party’s (or any affiliate of such party’s) officers, directors, partners, attorneys, administrators (and their officers, directors, employees and agents), advisors (including NEPC, Campbell Lutyens and MFAM) and employees who, in each case (A) are under an obligation to keep such information confidential and (B) require such information for the purpose of consummating the transactions contemplated by this Purchase Agreement, or (vi) is required to be disclosed by court order, applicable law or regulation or in any document to be filed with any federal, state, municipal or other governmental or quasi-governmental or regulatory or quasi-regulatory department, commission, board, bureau, organization, agency or instrumentality, domestic or foreign, or in connection with any litigation; provided that in the case of clause (vi), the receiving party shall disclose only so much of the confidential information as is legally required. The parties shall use their respective reasonable efforts and establish reasonable precautions to ensure that their principals, agents and employees abide by the terms of this Section 13(a). Any breach of this Purchase Agreement by any party’s officers, directors, partners, shareholders, or members, principals, agents, employees and advisors shall be deemed to be a breach of this Purchase Agreement by such party and such party will be responsible for any such breach.
(b)
Without the prior consent of the other party, neither the Seller, on the one hand, nor Buyer, on the other hand, will disclose the terms of this Purchase Agreement (including, without limitation, any Interest Purchase Price) or the transactions contemplated hereunder, or the identity of the parties hereto, to any person (including the Managers), except that such disclosure may be made (i) to a party’s (or any affiliate of such party’s) officers, directors, partners, attorneys, administrators (and their officers, directors, employees and agents), advisors (including NEPC, Campbell Lutyens and MFAM), and employees who require such information for the purpose of consummating the transactions contemplated by this Purchase Agreement and who are under an obligation to keep such information confidential, (ii) to a federal, state, municipal or other governmental or quasi-governmental or regulatory or quasi-regulatory department, commission, board, bureau, organization, agency or instrumentality, domestic or foreign, or pension or insurance regulator, in each case, with jurisdiction over a party hereto, (iii) in any filing required to be made with any federal, state, municipal or other governmental or quasi-governmental or regulatory or quasi-regulatory department, commission, board, bureau, organization, agency or instrumentality, domestic or foreign, (iv) as otherwise required by law, or (v) to a Fund (and its limited partners, members, unitholders, or shareholders) and its Manager to the extent necessary to obtain Approvals, provided that the disclosing party shall remain responsible for any disclosure by such parties. Buyer and the Seller will cooperate with each other to make any necessary disclosure to the partners, members, unitholders, or shareholders of the Funds in which the Seller owns an Interest in connection with any right of first refusal, right of co-sale, or right of first offer (or similar right) under the applicable Portfolio Property Agreements.
(c)
Notwithstanding any other provision of this Purchase Agreement to the contrary, to comply with United States Treasury Regulation Section 1.6011-4(b)(3), each of the parties hereto (and any employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and tax structure of any transactions contemplated by this Purchase Agreement, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the parties hereto, (B) any of the Funds or any existing or future investors (or any affiliates thereof) in the Funds, or (C) any investments or transactions entered into by the Funds, or (ii) any performance information relating to the Funds or their investments, does not constitute such treatment or tax structure information. The parties agree that the disclosure allowed under this Section 13(c) shall only be to the extent required by applicable United States tax law (including applicable United States Treasury Regulations) and that only the minimum amount of information necessary to comply with applicable United States tax law (including applicable Treasury Regulations) may be disclosed.

14.
Nonassignable Interests.

If the sale, assignment or transfer of all or any portion of the Portfolio Property (other than rights afforded pursuant to a side letter), or a request for permission to sell, assign or transfer all or any portion of the Portfolio Property would require the consent of any other party pursuant to the relevant Portfolio Property Agreement or pursuant to applicable laws, rules or regulations, then this Purchase Agreement shall not constitute a contract to sell, assign or transfer such Portfolio Property, or such affected part thereof, until such time as such consent has been received or the requirement therefor duly waived to the extent that an attempted sale, assignment or transfer without such consent or wavier would (a) constitute a breach of the relevant Portfolio Property Agreement, (b) create rights in others not desired by the Seller or the Buyer, or (c) create rights in third parties against the Seller or Buyer. The Buyer and the Seller shall cooperate and use commercially reasonable efforts to procure all Approvals which may be required in order to assign the Portfolio Property and, if applicable, to admit Buyer as a substitute limited partner (of each Fund that is organized as a limited partnership) or substitute member, shareholder or unitholder (of each Fund that is organized as a limited liability company, corporation, company, or other similar entity) of each such Fund.

15.
Termination.
(a)
By Mutual Consent. This Purchase Agreement may be terminated and the transactions contemplated by it abandoned, with respect to any Portfolio Property not transferred to the Buyer prior to such termination, at any time before the Final Closing pursuant to the mutual written consent of Buyer and Seller for any reason and the Buyer shall have no further obligation to buy, and the Seller shall have no further obligations to sell, any Portfolio Property not purchased by and transferred to Buyer prior to such termination of this Purchase Agreement.
(b)
By Buyer or Seller. This Purchase Agreement may be terminated and the transactions contemplated by it abandoned, with respect to any Portfolio Property not transferred to the Buyer prior to such termination, by written notice from Buyer to Seller, or from Seller to Buyer, (i) in the event of a material breach by the Seller or Buyer, respectively, of any representation, warranty, covenant or agreement contained in this Purchase Agreement which is not or cannot be cured within ten (10) Business Days after written notice of the breach is given to the party committing the breach; or (ii) if the Final Closing does not occur on or before the Final Closing Deadline (or such later date as may be agreed upon in writing by Buyer and Seller); provided, however, that the right to terminate this Purchase Agreement under the foregoing clause (ii) shall not be available to a party if such party’s breach of this Purchase Agreement has been the cause of or resulted in the failure of the Final Closing to occur on or before the Final Closing Deadline, it being understood and agreed that a failure to satisfy any of the conditions set forth in Sections 8(c) and 9(c) shall not be deemed a “breach or failure to fulfill any obligation” by any party. Termination of this Purchase Agreement pursuant to this Section 15 shall not affect the validity of the assignment of any Interest consummated prior to such termination or the rights and obligations of the parties with respect to any such Interest.
(c)
Survival. If this Purchase Agreement is terminated, no party to this Purchase Agreement will have any liability or further obligation to the other party pursuant to this Purchase

Agreement with respect to any Portfolio Property (or portion thereof) that has not been transferred to Buyer; provided, however, that the agreements of Seller and Buyer contained in Sections 13 and 17 shall survive such termination; and provided, further, that if termination results from intentional misrepresentation or a deliberate or willful breach of this Purchase Agreement of a party, such party will remain liable for any and all costs, expenses, damages incurred or suffered by the other party as a direct result of such intentional misrepresentation or deliberate or willful breach; and provided, further, that that nothing in this Section 15 shall affect the rights and obligations of the parties with respect to any and all Portfolio Property that has been transferred to Buyer prior to such termination.
16.
Post Closing Notices.
(a)
From and after each Closing until the second anniversary thereof, the Seller shall promptly forward to Buyer any notices (other than any Advisory Committee Material) or distributions (in cash or otherwise) received after such Closing by the Seller from a Fund related to an Interest assigned to Buyer at such Closing hereunder; provided that Seller shall not be required to forward refunds that are received by Seller that are attributable to Tax or other withholdings (if any) prior to such Closing that have been borne by Seller. The Seller shall remit any distributions in cash, securities or other property pursuant to the preceding sentence to the Buyer within twenty (20) Business Days of receipt thereof, other than those that are refunds attributable to Tax or other withholdings (if any) prior to such Closing that have been borne by Seller.
(b)
From and after each Closing until the second anniversary thereof, if and solely to the extent that the Buyer receives a distribution notice in relation to the Interest acquired by the Buyer pursuant to this Purchase Agreement which expressly contains a statement that some or all of the distribution forming the subject of such notice is or represents a refund of Taxes withheld from a distribution to the Seller or otherwise treated as distributed to the Seller on or prior to the applicable Closing Date in relation to such Interest (the amount of the refund referred to in such express statement being, the “Withholding Tax Refund”), the Buyer shall, within twenty (20) Business Days, notify the Seller and remit an amount equal to such Withholding Tax Refund (net of any taxes of the Buyer attributable to such Withholding Tax Refund) to the Seller in such form (cash or non-cash) as the Buyer received such distribution from the Fund.
17.
General Provisions.
(a)
Expenses. Except as otherwise specified herein, including Section 10(c), all fees and expenses incurred in connection with this Purchase Agreement and the transactions contemplated hereunder, including all fees of counsel, administrators, accountants, finders and brokers (other than Campbell Lutyens, the fees and expenses of which shall be paid by Seller), shall be borne by the party incurring the same. Buyer, on the one hand, and the Seller, on the other hand, shall each pay 50% of all fees charged by a Fund, a Manager or its or their respective counsel in connection with the assignment or transfer by the Seller to Buyer of the applicable Portfolio Property, as well as any expenses required to be reimbursed to such Fund, Manager or counsel thereof with respect to any such assignment or transfer by the Seller contemplated herein (it being understood and agreed that such expenses shall be paid on or before the applicable Closings to the extent necessary to receive the applicable Approvals on or before such Closings); provided, however, that (i) all expenses, fees and costs arising out of, related to or in connection with the negotiation, preparation, drafting, execution, delivery or performance of any side letter, letter agreement or similar agreement or arrangement between such Fund (or any Manager or counsel thereof) and Buyer, (ii) all organizational and operating expenses, fees and costs with respect to the Buyer, and (iii) all expenses fees and costs relating to any legal opinion required by any Manager or Fund in connection with the transactions contemplated hereunder shall be borne solely by Buyer (and not by Seller).
(b)
Notices. All notices, requests, demands and other communications required or permitted under this Purchase Agreement shall be in writing and shall be deemed to have been duly given and received when delivered by hand or courier, when received by e-mail transmission, or three (3) days after the date when posted by air mail, with postage prepaid, addressed as follows:
(i)
If to Seller, to:

Kodak Retirement Income Plan

343 State Street

Rochester, NY 14650

Attn: [* * *]

Email: [* * *]

with copies to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
United States of America
Attention: [* * *]
Email: [* * *]

or to such other person or address as Seller shall furnish to Buyer in writing.

(ii)
If to Buyer, to:

Mastercard Foundation

c/o Mastercard Foundation Asset Management Corporation

250 Yonge Street, Suite 2400

Toronto, Ontario

Canada M5B 2L7

Attn: [* * *]

Email: [* * *]

with copies to (which shall not constitute notice):

Torys LLP

1114 Avenue of the Americas, 23rd Floor

New York, New York

10036-7703

Attn: [* * *]

Email: [* * *]

or to such other person or address as Buyer shall furnish to Seller in writing.

(c)
Assignment. This Purchase Agreement and all of its provisions shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Purchase Agreement may not be assigned without the prior written consent of each of the parties hereto.
(d)
Governing Law; Jurisdiction; Waiver of Jury Trial. This Purchase Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Purchase Agreement, or the negotiation, execution or performance of this Purchase Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Purchase Agreement or as an inducement to enter into this Purchase Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, without giving effect to any laws, rules or provisions of the State of New York that would cause the application of the laws rules or provisions of any jurisdiction other than the State of New York. Any dispute, controversy or claim arising out of or relating to this Purchase Agreement or the interpretation, breach, termination or validity or any dispute regarding pre-contractual or non-contractual rights or obligations arising out of or relating to it hereof shall be resolved exclusively by state or federal courts located in New York County, New York, United States of America. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION AS BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING THERETO. Each of the parties (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 17(d).
(e)
Counterparts. This Purchase Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Purchase Agreement, or any of the Additional Buyer’s Documents or the Additional Seller’s Documents, by electronic mail in portable document format (PDF), or via DocuSign (or other similar electronic signature platform) will be as legally binding and effective as delivery of a manually executed signature page of this Purchase Agreement, or any of the Additional Buyer’s Documents or the Additional Seller’s Documents and shall be treated in all respects as an original.
(f)
Interpretation. The headings of the Sections and Subsections of this Purchase Agreement are inserted for convenience only and shall not constitute a part of or affect in any way the meaning or interpretation of this Purchase Agreement. The words “include,” “includes” and “including” when used in this Purchase Agreement shall be deemed in each case to be followed by the words “without limitation.” The word “affiliate” shall mean, with respect to a first person, any other person controlling or controlled by such first person, or any other person under common control with such first person. The word “person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. Defined terms used in this Purchase Agreement shall have the same meaning whether defined or used herein in the singular or the plural, as the case may be. All references in this Purchase Agreement or any Exhibit, Schedule, or Appendix hereto to “Dollars”, “U.S. Dollars”, “USD”, or “$” shall mean the United States Dollar, the official currency of the United States of America.
(g)
Entire Agreement. This Purchase Agreement, including the Schedules to this Purchase Agreement, and the other documents and certificates delivered pursuant to the terms of this Purchase Agreement set forth the entire agreement and understanding of the parties with respect to the subject matter of this Purchase Agreement and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party.
(h)
Amendment; Waiver. This Purchase Agreement may be amended only by a written instrument executed by Seller and Buyer. Any failure of Buyer to comply with any obligation, agreement or condition under this Purchase Agreement may only be waived in writing by Seller, and any such failure by Seller may only be waived in writing by Buyer, but any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by a party to take any action against any breach of this Purchase Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Purchase Agreement or to take any such action. Notwithstanding the foregoing, the Seller may update and amend the amounts reflected in Schedule II to reflect Distributions or Capital Contributions occurring after the date of this Purchase Agreement and on or prior to the Closing Date, and any such update and amendment shall supersede all prior versions of such Schedule for all purposes of this Purchase Agreement.
(i)
Third Parties. Nothing in this Purchase Agreement, expressed or implied, is intended, or shall be construed, to confer upon or give to any person or entity other than the parties and their successors or permitted assigns, any rights or remedies under or by reason of this Purchase Agreement, provided, however, that NEPC and Campbell Lutyens are third-party beneficiaries for all purposes of Section 6(c) and MFAM is a third-party beneficiary for all purposes of Section 5(k). For the avoidance of doubt, the Managers and the Funds shall not be third-party beneficiaries of this Purchase Agreement.
(j)
Publicity. Except as may otherwise be required by law, no press release, publicity release or announcement concerning this Purchase Agreement or the transactions contemplated by this Purchase Agreement shall be made by Seller without the prior written consent of Buyer or by Buyer without the prior written consent of Seller.

(k)
Additional Documents and Acts. Each of the parties agrees to execute and deliver such additional documents, certificates and instruments, and to perform such additional acts, as may be reasonably requested and as may be necessary or appropriate to carry out the provisions of this Purchase Agreement and to consummate the transactions contemplated by this Purchase Agreement.
(l)
Specific Performance. Each party hereto hereby acknowledges that monetary damages may not be a sufficient remedy if either party fails to perform any of its material obligations under this Purchase Agreement. In such event, the non-breaching party shall have the right to seek specific performance of this Purchase Agreement.
(m)
Resolution of Conflicts. In the event of any inconsistency or conflict between the terms and provisions of this Purchase Agreement and the terms and provisions of any transfer agreement, assignment and assumption agreement or other document executed by the parties hereto in connection with obtaining the Approvals (whether executed on or after the date of this Purchase Agreement), as between the Buyer and the Seller, the terms and provisions of this Purchase Agreement shall control and govern (notwithstanding any other agreement the parties hereto may have jointly or separately made with any Manager or any Fund).
(n)
No Presumption Regarding Drafting. Each party hereto acknowledges that it and its counsel has reviewed this Purchase Agreement prior to its execution and that changes were made to this Purchase Agreement based upon its and its counsel’s comments. If any disputes arise with respect to the interpretation of any provision of this Purchase Agreement, the provision shall be deemed to have been drafted by all of the parties and shall not be construed against any party on the basis that the party was responsible for drafting that provision.
(o)
Severability. If any term, provision, agreement, covenant or restriction of this Purchase Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Purchase Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto (and, in particular, there is no reduction or change to the Interest Purchase Prices payable to the Seller or the timing thereof or to the Buyer’s purchase of the applicable Interests). Upon such a determination, the parties shall negotiate in good faith to modify this Purchase Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.
(p)
Schedules. The schedules attached hereto (as the same may be updated from time to time after the date hereof solely pursuant the terms hereof, each a “Schedule” and collectively, the “Schedules”) are incorporated herein and expressly made a part of this Purchase Agreement as though completely set forth herein. Capitalized terms used in a Schedule and not otherwise defined therein have the meanings given to them in this Purchase Agreement. The Schedules have been arranged for purposes of convenience in separately titled sections; provided, however, each Schedule shall be deemed to incorporate by reference all information disclosed in any Schedule to the extent it is reasonably apparent on its face that such disclosure is applicable to such other Schedule, notwithstanding the fact that a particular Section of this Purchase Agreement may or may not make reference to a specific Schedule. In addition, matters reflected in a Schedule are not necessarily limited to matters required by this Purchase Agreement to be reflected in such Schedule. Any such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement, acting by their duly authorized agents, as of the date first above written.

The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/ have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.

SELLER:

TRUST UNDER THE KODAK RETIREMENT INCOME PLAN (F/K/A KODAK RETIREMENT INCOME PLAN TRUST)

By: The Bank of New York Mellon, solely in its capacity as Directed Trustee

(a directed by the Investment Fiduciary), and not in its individual capacity

By: [* * *]

Name: [* * *]

Title: As Agent

BUYER: MASTERCARD FOUNDATION By: Mastercard Foundation Asset Management Corporation, its investment manager By: [* * *] Name: [* * *] Title: Chief Investment Officer

Signature Page to Agreement of Purchase and Sale

Schedule I

Fund (and related Interest)	Hedge Fund (Yes/ No)	Cut Off Date	Percentage of Seller’s Total Interest in the Fund (other than any Hedge Fund) to be Transferred	Capital Commitment (in Fund Currency)	Capital Account Balance as of the Cut Off Date (in Fund Currency)	Remaining Capital Commitment (in Fund Currency)	Purchase Price Allocation (in Fund Currency)	Purchase Price Allocation (in U.S. Dollars)

[* * *]
Purchase Price (EUR):				-	-	-	-
Purchase Price (GBP)				17,400,000.00	8,160,689.00	11,962,105.00	7,374,418.88
Purchase Price (USD):				1,007,015,242.00	754,071,263.73	126,442,947.59	541,279,359.00	550,588,087.95

Note: Utilizing Exchange Rate as of the Cut Off Date where applicable; GBP to USD of 1.2623 as of March 29th 2024

Schedule I Continued

List of Side Pocket Investments

Name of Hedge Fund	Name of Side Pocket Investment	Cut Off Date
[* * *]

Schedule II

Distributions after the Cut Off Date
Sorted by date
Interest	Date	Value (in Fund Currency)	Value (in U.S. Dollars)
[* * *]

Total (EUR):		-	-
Total (GBP):		-	-
Total (USD):		32,460,940.10	32,460,940.10

Schedule II Continued

Capital Contributions after the Cut Off Date
Sorted by date
Interest	Date	Value (in Fund Currency)	Value (in U.S. Dollars)
[* * *]

Total (EUR):		-
Total (GBP):		1,473,684.21
Total (USD):		18,391,008.79	20,252,419.32
Note: Utilizing Exchange Rates as of respective contribution dates where applicable; GBP to USD of 1.2454 on April 17th 2024; GBP to USD of 1.2867 on July 26th 2024

Schedule III

Delivery and Wire Transfer Instructions

See Attached

[* * *]

Exhibit A

Buyer’s Closing Certificate

_______________ (the “Buyer”), pursuant to Section 8 of the Agreement of Purchase and Sale dated as of _________, 2024 (the “Purchase Agreement”) by and between Buyer, on the one hand, and [INSERT NAME] (“Seller”), on the other hand, hereby certifies to the Seller as follows:

1. Representations and Warranties. The representations and warranties of Buyer contained in the Purchase Agreement and in the Additional Buyer’s Documents to which Buyer is a party with respect to the Interest(s) being transferred by the Seller to Buyer as of the date hereof are true and accurate in all material respects (disregarding any “materiality”, “material adverse effect” or words of similar import), in each case as of the date when made and at and as of the date hereof as though such representations and warranties were made at and as of the date hereof, except in each case to the extent that they expressly refer to an earlier or specific time, in which case they were true and correct in all material respects as of such time.

2. Performance. Buyer has performed in all material respects all agreements and obligations and complied with all conditions required by the Purchase Agreement and any Additional Buyer’s Documents to which it is a party to be performed or complied with by Buyer at or prior to the date hereof.

Capitalized terms used in this certificate which are not otherwise defined have the meanings given to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Buyer’s Closing Certificate this ___ day of ________, 2024.

BUYER:

[NAME OF BUYER]

By:

Name:

Title:

Exhibit B

Seller’s Closing Certificate

[INSERT NAME] (the “Seller”) pursuant to Section 9 of the Agreement of Purchase and Sale dated as of _________, 2024 (the “Purchase Agreement”) by and between Seller, on the one hand, and ____________ (the “Buyer”), on the other hand, hereby certifies to Buyer as follows with respect to Seller:

1. Representations and Warranties. The representations and warranties of Seller contained in the Purchase Agreement and in the Additional Seller’s Documents to which it is a party with respect to the Interest(s) being transferred by Seller to Buyer as of the date hereof are true and accurate in all material respects (disregarding any “materiality”, “material adverse effect” or words of similar import), in each case as of the date when made and at and as of the date hereof (as modified in terms of the amount and timing of any Distributions and Capital Contributions by the latest delivered Pre-Closing Notice and amended Schedule II in each case in accordance with the terms of the Purchase Agreement) as though such representations and warranties were made at and as of the date hereof, except in each case to the extent that they expressly refer to an earlier or specific time, in which case they were true and correct in all material respects as of such time.

2. Performance. Seller has performed in all material respects all agreements and obligations and complied with all conditions required by the Purchase Agreement and any Additional Seller’s Documents to which it is a party to be performed or complied with by Seller at or prior to the date hereof.

Capitalized terms used in this certificate which are not otherwise defined have the meanings given to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Seller’s Closing Certificate this ___ day of ________, 2024.

SELLER:

[INSERT NAME]

By:

Name:

Title:

Exhibit C

[LETTERHEAD]

[INSERT DATE]

[INSERT BUYER CONTACT DETAILS]

Pre-Closing Notice

Ladies and Gentlemen:

This Pre-Closing Notice is delivered pursuant to the Agreement of Purchase and Sale, dated [INSERT DATE] (the “Purchase Agreement”), by and between [SELLER] (the “Seller”) and [BUYER] (the “Buyer”). Capitalized terms used herein, but not defined herein, shall have the respective meanings given to such terms in the Purchase Agreement.

In accordance with Section 3(b) of the Purchase Agreement, we hereby notify you that:

1. The Closing Date for the Interests set forth on Appendix A hereto shall be on [INSERT DATE].

2. The corresponding Interest Purchase Price as of the date hereof for each such Interest has been calculated in Appendix A, attached hereto, in the manner described in Section 4 of the Purchase Agreement on the basis of the information available to us at the time of calculation.

3. Appendix B sets forth a list, for each Interest to be sold on the anticipated Closing Date, of each of the Capital Contributions after the Cut Off Date through the anticipated Closing Date and each of the Distributions received after the Cut Off Date through the anticipated Closing Date for which we are aware.

4. Wiring instructions for the account designated by the Seller to which the Interest Purchase Price for each such Interest shall be paid are set forth on Appendix C attached hereto.

Sincerely,

[INSERT NAME]

By: ___________________________
Name:
Title:

Appendix A

[Note: only list Interests to be transferred at Closing]

Fund (and related Interest)	Fund Type	Hedge Fund (Yes/No)	Cut Off Date	Percentage of Seller’s Total Interest in the Fund (other than any Hedge Fund) to be Transferred	Capital Commitment (in Fund Currency)	Capital Account Balance as of the Cut Off Date (in Fund Currency)	Remaining Capital Commitment (in Fund Currency)	Purchase Price Allocation (in Fund Currency)	Purchase Price Allocation (in U.S. Dollars)	Capital Contributions (in Fund Currency)	Capital Contributions (in U.S. Dollars)	Distributions (in Fund Currency)	Distributions (in U.S. Dollars)	Interest Purchase Price (as adjusted) (in Fund Currency)	Interest Purchase Price (as adjusted) (in U.S. Dollars)

TOTALS

Appendix A Continued

List of Side Pocket Investments

Name of Hedge Fund	Name of Side Pocket Investment	Cut Off Date

Appendix B

Distributions after the Cut Off Date (sorted by Fund)

Interest	Date	Value (in Fund Currency)	Value (in U.S. Dollars)

Appendix B Continued

Capital Contributions after the Cut Off Date (sorted by Fund)

Interest	Date	Value (in Fund Currency)	Value (in U.S. Dollars)

Appendix C

Wiring Instructions

Set forth below are the wiring instructions on behalf of the Seller in connection with the sale of the Interest[s].

Bank:
Address:

ABA
SWIFT:
Credit Name:
Credit Account#
Further Credit: